UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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March 18, 2013

To the Stockholders of

TORCHMARK CORPORATION (the Company):

Torchmark Corporation’s 2013 annual meeting of stockholders will be held at Company headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time, on Thursday, April 25, 2013. The meeting will be conducted using Robert’s Rules of Order and Torchmark Corporation’s Shareholder Rights Policy. This policy is posted on the Company’s web site at http://www.torchmarkcorp.com or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying notice and proxy statement discuss proposals which will be submitted to a stockholder vote. If you have any questions or comments about the matters discussed in the proxy statement or about the operations of your Company, we will be pleased to hear from you.

It is important that your shares be voted at this meeting. Please mark, sign, and return your proxy or vote over the telephone or on the Internet. If you attend the meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2012.

Sincerely,

Mark S. McAndrew
Executive Chairman of the Board

Gary L. Coleman Co-Chief Executive Officer

Larry M. Hutchison Co-Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held April 25, 2013

To the Holders of Common Stock of

TORCHMARK CORPORATION

The annual meeting of stockholders of Torchmark Corporation will be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on Thursday, April 25, 2013 at 10:00 a.m., Central Daylight Time. Directions to attend the annual meeting where you may vote in person can be found on our website: www.torchmarkcorp.com. The meeting will be conducted in accordance with Robert’s Rules of Order and Torchmark Corporation’s Shareholder Rights Policy. You will be asked to:

(1) Elect the thirteen nominees shown in the proxy statement as directors to serve for one year terms or until their successors have been duly elected and qualified.

(2) Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

(3) Approve the Torchmark Corporation 2013 Management Incentive Plan.

(4) Approve on an advisory basis the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in the Proxy Statement.

(5) Transact any other business that properly comes before the meeting.

The Board of Directors recommends that you vote FOR Proposals (1), (2), (3) and (4) above. These matters are more fully discussed in the accompanying proxy statement.

The close of business on Friday, March 1, 2013 is the date for determining stockholders who are entitled to notice of and to vote at the annual meeting. You are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the annual meeting in person. You may also choose to vote your shares over the telephone or on the Internet. You may revoke your proxy at any time before it is voted at the meeting.

The annual meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Secretary

McKinney, Texas

March 18, 2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 25, 2013:

The Company’s Proxy Statement and 2012 Annual Report are available at http://www.torchmarkcorp.com/annualreport.htm.

PROXY STATEMENT

EXECUTIVE SUMMARY

Meeting Actions

At Torchmark Corporation’s 2013 Annual Meeting of Stockholders, you are being asked to:

(1)	Elect Directors – Thirteen of our current directors are standing for re-election to a one year term based upon a majority voting standard: Charles E. Adair, Marilyn A. Alexander, David L. Boren, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Mark S. McAndrew, Wesley D. Protheroe, Lloyd W. Newton, Darren M. Rebelez, Lamar C. Smith and Paul J. Zucconi. Sam R. Perry has reached the retirement age for directors first elected before April 28, 2005 (age 78) and will retire from the Board of Directors (the Board) immediately prior to the Annual Meeting of Stockholders.

Information about the director nominees’ qualifications and tenure on the Board is located on pages 4 to 7 of this Proxy Statement.

(2)	Approve Auditors – Deloitte and Touche, LLP, who have served as Torchmark Corporation’s registered independent public accountants since 1999, are proposed to be ratified to continue in that role for 2013.

(3)	Approve the Torchmark Corporation 2013 Management Incentive Plan – This plan is proposed to replace our existing 2008 Management Incentive Plan. The plan is designed to enable the Company to deduct performance-based bonuses paid to designated executives in compliance with Internal Revenue Code Section 162(m).

(4)	Advise on Executive Compensation – Based upon your overwhelming approval of management’s recommendation for an annual advisory vote on executive compensation, you are being asked to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the various compensation tables and accompanying narrative compensation disclosures found on pages 25 to 50 of this Proxy Statement.

Executive Compensation

The compensation recommendations and decisions for 2012 of our management, the Compensation Committee, with the aid of its independent compensation consultant, Board Advisory, LLC, and the independent members of the Board in the case of the persons who served as Chief Executive Officers during 2012 are summarized in the separate executive summary of Compensation Discussion and Analysis on page 25 of this Proxy Statement.

PROCEDURAL MATTERS

Solicitation of Proxies

The Board of Torchmark Corporation (the Company) solicits your proxy for use at the 2013 annual meeting of stockholders and at any adjournment of the meeting. The annual meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time on Thursday, April 25, 2013. Gary L. Coleman and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.

If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/ direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR proposals 1, 2, 3 and 4. You have the right to revoke your proxy by giving written notice of revocation addressed to the Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.

The proxy/direction card is considered to be voting instructions furnished to the respective trustees of each of the Torchmark Corporation Savings and Investment Plan and the Liberty National Life Insurance Company 401(k) Plan with respect to shares allocated to individuals’ accounts under these plans. If the account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustees of any plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in that plan for which directions have been received.

Record Date, Voting Stock and Quorum

The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2013 annual meeting is March 1, 2013 (the Record Date). At the close of business on the Record Date, there were 93,364,198 shares of the Company’s common stock outstanding and eligible to vote at the annual meeting. At the annual meeting, stockholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.

The presence at the 2013 annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

Required Vote on Proposals

Proposal 1 – Election of Directors: Under the Company’s By-Laws, a nominee will be elected to the Board of the Company at the 2013 annual meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm: Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. Abstentions are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Approval of the Torchmark 2013 Management Incentive Plan: Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Proposal 4 – Advisory Vote to Approve Executive Compensation: Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation, Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the annual meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.

Principal Stockholders

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2012, as indicated from the most recent Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares		Percent of Class

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	6,289,156	(1)	6.62%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	4,841,521	(2)	5.10%

(1)	The Vanguard Group, Inc. (Vanguard) reports the sole power to vote or direct the vote of 170,776 shares, the sole power to dispose of or direct the disposition of 6,129,380 shares and shared power to dispose or to direct the disposition of 159,776 shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 132,326 shares, or 0.13%, of the common stock outstanding of the Company as a result of its service as investment manager of collective trust accounts. VFTC directs the voting of these shares. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 65,900 shares, or .07%, of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(2)	BlackRock, Inc. reports the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of 4,841,521 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock. No one person’s interest in the common stock of the Company is more than 5% of the total outstanding common shares.

PROPOSAL NUMBER 1

Election of Directors

The Company’s By-laws provide that there will be not less than seven nor more than fifteen directors with the exact number to be fixed by the Board of Directors. In February 2013, the Board fixed the number of directors at fourteen persons and Marilyn A. Alexander and Wesley D. Protheroe were elected to the Board to serve until the Annual Meeting of Shareholders in April 2013. At that same meeting, the Board also determined to reduce the number of directors to thirteen persons effective upon the retirement of Sam R. Perry, as discussed below.

The Board has now completed its phased declassification process over three election years (2011, 2012 and 2013), so that in 2013 all director nominees will stand for election to a one-year term. Accordingly, the Board of Directors proposes the election of Charles E. Adair, Marilyn A. Alexander, David L. Boren, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Mark S. McAndrew, Lloyd W. Newton, Wesley D. Protheroe, Darren M. Rebelez, Lamar C. Smith and Paul J. Zucconi as directors, with each to hold office for a one year term, expiring at the close of the annual meeting of stockholders to be held in 2014 and until their successors are elected and qualified. Upon their re-nomination as directors, each of Messrs. Adair, Boren, Coleman, Hutchison, Ingram, McAndrew, Newton, Rebelez, Protheroe, Lamar Smith and Zucconi, Ms. Alexander and Ms. Buchan tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy.

Non-management directors first elected to the Board prior to April 28, 2005 retire from the Board at the annual meeting of stockholders which immediately follows their 78th birthday. Non-officer directors first elected to the Board after April 28, 2005 retire from the Board at the annual meeting of stockholders immediately following their 74th birthday. Directors who are employees/officers of the Company retire from active service as directors at the annual stockholders meeting immediately following their 65th birthday.

Sam R. Perry has reached the designated retirement age of 78 and will retire from the Board with eight and one-half years of Board service immediately prior to the Annual Meeting of Shareholders on April 25, 2013.

If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.

The Board recommends that the stockholders vote FOR all the nominees.

Profiles of Director Nominees(1)

Charles E. Adair (age 65) has been a director since April 2003. He is also a director of Tech Data Corporation. He formerly served as a director of Performance Food Group, Inc. (1993-2008) and PSS World Medical, Inc. (2002-2013). Principal Occupation: Partner, Cordova Ventures, Montgomery, Alabama, a venture capital management company since December 1993.

Mr. Adair brings to the Board extensive corporate governance experience developed from more than 20 years of experience as the former President and Chief Operating Officer of a NASDAQ-listed pharmaceutical and medical supplies distributor. Additionally, in his current role as a partner in a venture capital management company, he has served on both public and private company boards, participating in acquisitions, divestitures and debt and equity financings.

(1)	Liberty, Globe, United American, American Income and Family Heritage, as used in this proxy statement, refer to Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, American Income Life Insurance Company and Family Heritage Life Insurance Company of America, subsidiaries of the Company.

Marilyn A. Alexander (age 61) has been a director of the Company since February 2013. She also serves as director of Tutor Perini Corporation and DCT Industrial Trust, Inc. Principal occupation: Self-employed General Management Consultant and Principal in Alexander & Friedman, LLC, Laguna Beach, California, a management consultancy practice focusing on business planning, brand strategy and development, communications, process and organizational issues, since November 2003.

Ms. Alexander contributes to the Board from her extensive expertise in finance, marketing and strategic planning based upon more than 32 years of experience at top corporations including Disneyland Resort where she was Senior Vice President and Chief Financial Officer, Walt Disney World Resort, Marriott Corporation and Towers Perrin as well as in her own consultancy practice.

David L. Boren (age 71) has been a director of the Company since April 1996. He is also a director of Continental Resources, Inc. He formerly served as a director of Hiland Partners, L.P. (2006-2008), AMR Corporation (1994-2011) and Texas Instruments, Inc. (1995-2011). Principal occupation: President of The University of Oklahoma, Norman, Oklahoma since November 1994; Co-Chair, President’s Intelligence Advisory Board, U.S. Government 2009-Present; Chairman, Oklahoma Foundation for Excellence Board of Trustees 1984-Present; Trustee, Bloomberg Family Foundation, 2010-Present.

Mr. Boren brings to the Board a diverse set of skills with a focus on governance, human resources and compensation issues from his experiences as an Oklahoma state legislator, a former Governor of and U.S. Senator from Oklahoma and his present position as the President of the University of Oklahoma, where he oversees 13,000 employees and an annual operating budget of $1.6 billion.

Jane M. Buchan (age 49) has been a director of the Company since October 2005. Principal Occupation: Chief Executive Officer and Managing Director of Pacific Alternative Asset Management Company, LLC, Irvine, California, an institutional fund of funds for pension plans of corporations, state governments and foreign retirement trusts, since March 2000; Director of the Chartered Alternative Investment Association (CAIA).

Ms. Buchan’s 26 year career as an investment professional including experience as an analyst at J.P. Morgan Investment Management, various positions (including Director of Quantitative Analysis and Chief Investment Officer of Non-Directional Strategies) at Collins Associates, an institutional fund of funds and consulting firm, and as founder, Managing Director and CEO of Pacific Alternative Asset Management Company provides the Board with a broad range of investment management skills.

Gary L. Coleman (age 60) has been a director of the Company since August 2012. Principal occupation: Co-Chief Executive Officer of the Company since June 2012. (Executive Vice President and Chief Financial Officer of Company, September 1999-May 2012.)

Mr. Coleman’s 38 years of experience, which includes seven years at KPMG where he primarily served insurance clients and 31 years in various accounting, financial and investment positions at the Company and its subsidiaries, culminating in service as the Chief Financial Officer of the Company for 13 years, provides the Board with financial and operating perspectives from both management and independent accounting.

Larry M. Hutchison (age 59) has been a director of the Company since August 2012. Principal occupation: Co-Chief Executive Officer of the Company since June 2012. (Executive Vice President and General Counsel of the Company, September 1999-May 2012.)

Mr. Hutchison contributes valuable legal, human resources, and governmental and industry relations perspectives to the Board from his 33 years’ experience as an in-house corporate attorney, including six years at two different insurers prior to joining the Company and its subsidiaries as a staff attorney more than 26 years ago and culminating in 15 years of service as the General Counsel of the Company.

Robert W. Ingram (age 64) has been a director of the Company since October 2005. Principal Occupation: Retired Accounting Educator. (Senior Associate Dean, 2004-May 2008, and Ross-Culverhouse Professor of Accounting in Culverhouse College of Commerce, University of Alabama, Tuscaloosa, Alabama, 2002-July 2009).

Mr. Ingram’s background of 32 years as an accounting educator at the undergraduate and graduate collegiate levels at four different universities and his experience as Director of the Culverhouse School of Accountancy and Senior Associate Dean of the Culverhouse College of Commerce at the University of Alabama provides the Board with extensive accounting and financial reporting expertise.

Mark S. McAndrew (age 59) has been a director of the Company since July 1998. Principal occupation: Executive Chairman since June 2012 and Chairman of the Board since February 2006. (Chief Executive Officer of the Company, August 2005-May 2012; Chairman of Insurance Operations of the Company, February 2003-August 2005.)

Mr. McAndrew has been employed within the Company organization for more than 30 years in a number of positions and areas with a focus on internal auditing, direct response marketing and sales and corporate administration. He has served in a variety of senior executive positions at all of the Company’s insurance subsidiaries, including as President and Chief Executive Officer of Globe, United American and American Income, as well as in the parent holding company.

Lloyd W. Newton (age 70) has been a director of the Company since April 2006. He is also a director of L-3 Communications Corp. and Sonoco Products Company. He formerly served as a director of Goodrich Corporation (2007-2012). Principal Occupation: Consultant. (Executive Vice President of Pratt & Whitney Military Engines, a Division of United Technologies Corporation, East Hartford, Connecticut, a manufacturer of aircraft engines, gas turbines and space propulsion systems, August 2000-March 2006).

Mr. Newton’s experiences as a retired U.S. Air Force General serving as Commander of Air Education and Training Command where he was responsible for the recruitment, training and education of Air Force personnel, allow him to provide the Board with extensive human resources and management expertise. His work at Pratt & Whitney Military Engines after retiring from the Air Force furnishes an international sales and business development perspective to the Board.

Wesley D. Protheroe (age 57) has been a director of the Company since February 2013. Principal occupation: Retired Insurance Executive. (Chief Executive Officer, June 2005-January 2013, and President, November 2002-May 2012, of Gerber Life Insurance Company, White Plains New York, a leading U.S. life insurance direct marketer and juvenile whole life insurance company).

Mr. Protheroe, who was named “Direct Marketer of the Year” in 2007 by the Direct Marketing Association, brings extensive experience in brand positioning and development, marketing strategy, direct marketing and product innovation to the Board from a 34 year career at companies including Procter & Gamble, Sara Lee, Pizza Hut, Great American Insurance Personal Lines Division and Gerber Life, a subsidiary of Nestle, SA.

Darren M. Rebelez (age 47) has been a director of the Company since February 2010. Principal Occupation: Executive Vice President and Chief Operating Officer of 7-Eleven, Inc., Dallas, Texas, the world’s largest operator, franchisor and licensor of convenience stores, since August 2007; Director of National Association of Convenience Stores (NACS).

Mr. Rebelez brings to the Board experience as Chief Operating Officer of a large convenience store company targeted toward the middle income market with an emphasis on store development, franchising, information technology and business transformation. His prior work at ExxonMobil and Thornton Oil Corporation provides the Board with expertise in merchandising, strategic planning, management and marketing.

Lamar C. Smith (age 65) has been a director of the Company since October 1999. Principal Occupation: Owner and President, Vista Commercial Technologies, LLC, Fort Worth, Texas, a supplier of custom fabricated components for defense equipment, since December 2011. (Chairman, January 1992-January 2007, and Chief Executive Officer, 1990-April 2007, of First Command Financial Services, Inc., Fort Worth, Texas, a financial planning company providing insurance, mutual funds and banking services to middle income families including current and former commissioned and non-commissioned military officers; Chairman of First Command Bank, a subsidiary of First Command Financial Services, Inc., May 2007 - September 2007).

Mr. Smith’s experiences during a 30 year career at First Command Financial Services, including seven years of service as its President and Chief Operating Officer and 15 years as its Chairman and Chief Executive Officer, permit him to furnish the Board with an extensive perspective on insurance marketing issues and all aspects of the operations of a large independent insurance and financial services agency.

Paul J. Zucconi (age 72) has been a director of the Company since July 2002. He is also a director of American Beacon Funds (26 funds) and Affirmative Insurance Holdings, Inc. He formerly served as a director of Titanium Metals Corporation (2002-2012). Principal occupation: Business Consultant, Plano, Texas, since January 2001; Director of National Kidney Foundation serving North Texas.

Mr. Zucconi brings to the Board extensive experience in accounting, financial reporting and auditing (both internal and independent) from work as an internal auditor in the U.S. Air Force Auditor General’s office and his 33 year career with KPMG, where he was a partner for 25 years and very active in professional practice areas with significant emphasis on financial services, including 17 years as a SEC Reviewing Partner. Since his retirement from KPMG in 2001, he has worked as a business consultant using his accounting expertise.

PROPOSAL NUMBER 2

Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013 will be presented to the stockholders at the annual meeting. Deloitte & Touche LLP served as the independent registered public accounting firm of Torchmark, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2012 and has served in this capacity since 1999. The Audit Committee of the Board has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2013 and has recommended that the stockholders ratify the appointment of Deloitte & Touche LLP for 2013.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

The Board recommends that stockholders vote FOR the proposal.

PROPOSAL NUMBER 3

Approval of the Torchmark Corporation

2013 Management Incentive Plan

On February 27, 2013, the Board adopted, subject to stockholder approval at the Annual Meeting, the Torchmark Corporation 2013 Management Incentive Plan, which we refer to as the “Management Incentive Plan.” The Management Incentive Plan will become effective as of the date it is approved by the Company’s stockholders.

A summary of the Management Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the Management Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Management Incentive Plan

Purpose. The Management Incentive Plan will replace the Company’s 2008 Management Incentive Plan (which we refer to as the “Prior Management Incentive Plan”) that was approved by the Company’s shareholders at the 2008 Annual Meeting. The purpose of the Management Incentive Plan is the same as that of the Prior Management Incentive Plan, which is to attract and retain top quality senior executives and other key employees and to reward selected officers and key employees for their contributions to superior corporate performance through the payment of objectively-determined, performance-based annual bonuses. We believe the Management Incentive Plan is consistent with the Company’s historical practices for the payment of bonuses to its executive officers.

Subject to Company stockholders’ approval of the Management Incentive Plan, compensation paid pursuant to the Management Incentive Plan is intended, to the extent reasonable, to qualify as “performance-based compensation” not subject to the limitations of the Internal Revenue Code Section 162(m) on tax deductibility of executive compensation in excess of $1 million. In order to ensure that the Company can receive a federal income tax deduction for the bonus compensation paid to such senior executives under the Management Incentive Plan, the Company is submitting the Management Incentive Plan for stockholder approval.

Administration. The Management Incentive Plan will be administered by the Compensation Committee of the Board, which, in accordance with the Compensation Committee’s charter, will always be comprised of at least three directors. Each of the directors on the Compensation Committee must be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the Code). All questions of Plan interpretation will be determined by the Compensation Committee and its decisions will be final and binding on all participants. The Compensation Committee will interpret the Management Incentive Plan in a manner consistent with the requirements to qualify payments made under the Management Incentive Plan as deductible “performance-based” compensation under Section 162(m).

Eligibility and Participation. Persons eligible to participate in the Management Incentive Plan will include all “covered employees”, as defined in Section 162(m) of the Code and current IRS guidance thereunder, meaning those employees who, on the last day of the Company’s taxable year, are the Chief Executive Officer of the Company and the three highest paid executive officers for the taxable year (other than the Chief Executive Officer(s) and the Chief Financial Officer) whose compensation is required to be reported to shareholders in the Summary Compensation Table in the Proxy Statement. Additionally, the Compensation Committee may annually designate any other officer or key employee of the Company or a subsidiary of the Company to participate in the Management Incentive Plan. In total, 15 employees (including all of the Company’s executive officers who are named in the Summary Compensation Table in this Proxy Statement) are currently eligible to participate in the Management Incentive Plan and seven employees have been designated to participate in the Management Incentive Plan for the current fiscal year.

Bonus Pool. The Management Incentive Plan provides that each year the Compensation Committee will establish a bonus pool from which all participants in the Management Incentive Plan will be paid subject to the attainment of the pre-determined performance criteria discussed below. The amount of the total bonus pool for the calendar year is determined by taking a percentage, not to exceed 3.0%, of the Company’s pre-tax operating income for the year. Pre-tax operating income is defined by the Company as income, before taxes, excluding realized investment losses and certain other nonoperating items, nonrecurring items and discontinued operations which may vary from year to year. The actual percentage for determining the amount of the bonus pool is to be determined by the Compensation Committee not later than 90 days after the beginning of each year. In the event that the maximum total amount of bonuses payable to all of the “covered employees” in a given calendar year would exceed 100% of the bonus pool in that year, then the maximum bonus amount payable to each covered employee will be reduced pro rata among all of the “covered executives” such that the maximum total amount of bonuses payable shall equal 100% of the bonus pool for such year.

Threshold, Target and Maximum Bonus Amounts. Each year, the Compensation Committee will determine, with input from the Chief Executive Officer(s) for executive officers other than the Chief Executive Officer(s), threshold, target and maximum bonus amounts for all participants in the Management Incentive Plan with respect to such year, as well as the method for computing whether all, some portion but less than all, or none of the bonus amount for a participant has been earned based on the degree to which the performance objectives have been satisfied. The maximum bonus amount payable under the Management Incentive Plan to a principal executive officer for a calendar year will not exceed 30% of the total bonus pool for that year. The maximum bonus amount payable under the Management Incentive Plan to each of the other “covered employees” for a calendar year will not exceed 10% of the total bonus pool for that year. The maximum bonus amount which may be paid to any single participant in any one fiscal year is $8,000,000 and a minimum of zero may be paid.

Performance Criteria and Objectives. Under the Management Incentive Plan, the Compensation Committee will establish in writing the performance objectives and threshold, target and maximum bonus awards for each participant not later than 90 days after the beginning of each year. The performance objectives that must be met in order for the Company to pay bonuses to participants will be based on one or more of the following criteria: (1) for officers of the Company who are named executive officers (including any “covered employees” within the meaning of Section 162(m) of the Code), growth in net operating income per share, pre-tax operating income, return on equity cash flow, premium or sales growth, stock performance, total shareholder return, expense efficiency ratio, revenue, economic value added, shareholder value added, expense ratio, loss ratio, profit margin, investment income, return on capital and/or return on invested capital, or growth in insurance operating income, underwriting income and/or insurance premium; and (2) for any other participants in the Management Incentive Plan, such other criteria as may be determined by the Compensation Committee. The criteria selected by the Compensation Committee may be used alone or in combination and may be expressed in Company-wide terms or relating to the performance of a division, business unit, region, department or function within the Company or a subsidiary. Actual performance relative to the established objective(s) will determine the extent to which the bonus amount will be paid for the year.

Calculation and Payment of Annual Awards. At the end of the performance period, the Compensation Committee will be required to determine the extent to which performance objectives have been met by a participant and certify the same in writing before any bonus is actually paid. The Management Incentive Plan gives the Compensation Committee the right, in its sole discretion, to reduce the amount to be paid based upon that committee’s assessment of the participant’s individual performance or for any other reason. The Management Incentive Plan does not permit the Compensation Committee to increase a bonus payment above the objectively-determined amount.

Awards under the Management Incentive Plan will be payable to participants (provided they are employed by the Company or any of its subsidiaries as of the determination date) as soon as practicable after final determination by the Compensation Committee, but in no event later than March 15 of the year following the performance period. Any payments will be made in cash, in restricted stock (to the extent that restricted stock is available and permitted to be issued under another properly approved plan), or partly in cash and partly in restricted stock, in such proportion as the Compensation Committee may determine in its sole discretion; provided that, with respect to any payments to be made in cash, the participant may, subject to the approval of the Compensation Committee, elect to instead receive such payments in the form of stock options (with an exercise price equal to the fair market value of Torchmark common stock on the payment date of the bonus), restricted stock and/or restricted stock units, to the extent that such options, restricted stock and/or restricted stock units are available and permitted to be issued under another properly approved plan. Any election by a participant to receive payment of an award under the Management Incentive Plan other than in cash must be submitted to the Compensation Committee in writing no later than June 30 of the calendar year to which the performance period relates.

Deferral of Receipt of Awards. Each participant who is entitled to participate in the Torchmark Corporation Restated Deferred Compensation Plan (the Deferral Plan) may elect to defer payment of any amounts payable under the Management Incentive Plan in accordance with the Deferral Plan. The terms of the Deferral Plan will apply to the payment of any amounts deferred under the Management Incentive Plan.

Treatment of Awards Upon Termination of Employment Following a Change in Control. The Management Incentive Plan contains a provision providing for the acceleration of payout of a participant’s award in certain circumstances following a change in control of the Company (as defined in the Management Incentive Plan). Following a change in control, if the Company or the surviving corporation terminates a participant’s employment other than for cause or the participant terminates his or her employment with the Company for good reason (as defined in the Plan), then the participant’s target payout opportunity attainable under any bonus award that is outstanding as of the date of the change in control will be considered to have been fully earned as of the date of termination based on an assumed achievement of relevant performance goals at the “target” level. Any accelerated award payable under this provision will be paid to the participant pro rata based on the length of time that has elapsed during the performance period prior to the date of the participant’s termination of employment. Any amount payable under this provision is required to be made within 30 days of the date of termination.

“Clawback” Provision. The Management Incentive Plan contains a “clawback” provision which provides that if the Company’s financial results are materially restated, the Compensation Committee may review the circumstances surrounding the restatement and determine whether and which participants will be required to forfeit the right to receive future payments and/or to repay to the Company any prior payments under the Management Incentive Plan determined by the Compensation Committee to have been inappropriately received. In the event that the Company’s financial results are restated due to fraud or material non-compliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any participant who the Compensation Committee determines participated in or is responsible for the fraud or noncompliance causing the need for the restatement will forfeit the right to receive future payments under the Management Incentive Plan and must repay to the Company any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

Amendment and Termination of the Management Incentive Plan. The Company’s Board of Directors or the Compensation Committee may at any time alter, amend, suspend or terminate the Management Incentive Plan in whole or in part. However, no such action will be effective without approval by the stockholders of the Company to the extent that this approval is required to continue to qualify the payments under the Management Incentive Plan for treatment as performance-based compensation under Section 162(m).

Certain U.S. Federal Income Tax Consequences. The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Management Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Cash payments made under the Management Incentive Plan will be taxable to the recipient thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a federal income tax deduction in the calendar year for which the amount is paid.

If the recipient of a bonus receives payment in the form of restricted stock, the recipient will generally be required to include in his or her taxable income the fair market value of the stock in the calendar year in which the stock vests, which is determined using the fair market value of the stock on the vesting date. The Company, or the subsidiary which employs or employed the recipient, will be entitled to a federal income tax deduction in the same calendar year and in the same amount as the recipient’s taxable income.

If the recipient of a bonus determines to receive payment in the form of non-qualified Company stock options, such stock options will be taxable to him or her when the options are exercised. The Company, or the subsidiary which employs or employed the recipient, will also be entitled to a federal income tax deduction for the calendar year in which the option was exercised.

If the recipient of a bonus elects to receive payment in the form of restricted stock units, the receipt of such restricted stock units are not taxable to the recipient. Instead, the recipient will be subject to taxation in the calendar year in which shares of Company stock are actually issued to him or her in exchange for the restricted stock units. The amount of the recipient’s taxable income will be equal to the fair market value of the shares on the date the shares are actually issued. The Company, or the subsidiary which employs or employed the recipient, will be entitled to a federal income tax deduction in the same calendar year and in the same amount as the recipient’s taxable income.

New Plan Benefits

No awards have been paid under the Management Incentive Plan. However, the Compensation Committee has fixed the total bonus pool for 2013 at 3.0% of pre-tax operating income for 2013. Additionally, the Compensation Committee has designated the individuals to participate in the Management Incentive Plan for 2013, has established each of their target bonus percentages for 2013 and has established the framework performance objectives for 2013, assigning 40% weight to EPS growth (ranging from 3.0% to 12.0%), 30% weight to underwriting income growth (ranging from 0.0% to 11.0%) and 30% weight to ROE (ranging from 13.5% to 15.5%). Because payment of any award for 2013 under the Management Incentive Plan will be contingent on the attainment of the performance objectives established by the committee, the amounts payable to eligible participants under the Management Incentive Plan for 2013 cannot currently be determined. Since such amounts are not presently determinable, the following table sets forth the framework bonus amount that would have been received for 2012 by each current participant in the Management Incentive Plan had the Management Incentive Plan been in effect in 2012, assuming that such participants’ target bonus percentages had been in effect in 2012 and applying the framework performance objectives for 2013 to the actual results achieved in 2012:

New Plan Benefits

Torchmark Corporation 2013 Management Incentive Plan

Name and Position	Dollar Value ($)
Gary L. Coleman,	$1,902,000
Co-Chief Executive Officer

Larry M. Hutchison,	$1,902,000
Co-Chief Executive Officer

Mark S. McAndrew,	$2,802,000
Executive Chairman of the Board & former Chief Executive Officer

Frank M. Svoboda,	$392,000
Executive Vice President & Chief Financial Officer

Vern D. Herbel,	$679,000
Executive Vice President & Chief Administrative Officer;
President & Chief Executive Officer of United American

Roger C. Smith,	$720,000
Chief Executive Officer of American Income & Liberty;
President of Liberty

Charles F. Hudson,	$427,000
President & Chief Executive Officer of Globe

All Executive Officers as a Group (14 persons)	$8,824,000

Recommendation of the Board

The Board recommends that shareholders vote “FOR” Proposal 3.

PROPOSAL NUMBER 4

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), enacted in July 2010, enables Company stockholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

We are asking for stockholder approval of the compensation of our named executive officers, as disclosed on pages 25 to 50 of this Proxy Statement in accordance with SEC rules, which includes the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative compensation disclosures. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that, the Compensation Committee of the Board believes, promote the creation of long-term stockholder value and therefore align management’s interests with the interests of long-term stockholders. As described more fully in the Compensation Discussion and Analysis, the mix of compensation elements, the terms of the annual Management Incentive Plan and the terms of long-term equity incentive awards are all designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Stockholders are urged to read the section of this proxy statement entitled “Executive Compensation”, including the Compensation Discussion and Analysis, for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee of the Board. The Board and the Compensation Committee value the opinions of Company stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, the Company is asking stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

Recommendation of the Board

The Board recommends that stockholders vote “FOR” advisory approval of the resolution set forth above.

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the meeting. If any other proper matters are brought before the meeting, the persons named in the proxy, or in the event no person is named, Gary L. Coleman and Larry M. Hutchison, will vote in accordance with their judgment on these matters.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years

Steven J. DiChiaro	46	Executive Vice President and Chief Agency Officer of Liberty since December 2011. (State General Agent of American Income for the State of Colorado, August 2008 - December 2011).

Vern D. Herbel	55	Executive Vice President and Chief Administrative Officer of Company since April 2006; Chief Executive Officer of United American since July 2004; President of United American since December 2011; Executive Vice President of Globe and American Income since May 2002.

Charles F. Hudson	56	President and Chief Executive Officer of Globe since August 2005.

Howard L. Lewis	64	President and Chief Executive Officer of Family Heritage since November 1989.

Ben W. Lutek	54	Executive Vice President and Chief Actuary of Company since January 2013. (Vice President and Chief Actuary of Company, August 2010 - January 2013; Vice President and Actuary of Company, January 2008-July 2010).

R. Brian Mitchell	49	Executive Vice President and General Counsel of Company since June 2012; Senior Vice President of American Income, Globe, Liberty and United American since November 2006; General Counsel of American Income, Globe, Liberty and United American and Secretary of American Income and United American since June 2010; Secretary of Globe and Liberty since May 2012. (Associate General Counsel of Globe November 2006 - June 2010).

W. Michael Pressley	61	Executive Vice President and Chief Investment Officer of Company since January 2013. (Vice President and Chief Investment Officer of Company, April 2006 - January 2013).

Roger C. Smith	60	Chief Executive Officer of American Income since December 2003; President and Chief Executive Officer of Liberty since December 2011. (President of American Income, December 2003 - December 2011).

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years

Scott A. Smith	53	President of American Income since December 2011; Chief Marketing Officer of American Income since May 2004. (Executive Vice President of American Income, May 2004 - December 2011).

Frank M. Svoboda	51	Executive Vice President and Chief Financial Officer of Company since June 2012. (Vice President and Director of Tax of the Company, February 2005 - May 2012).

Glenn D. Williams	53	Executive Vice President and Chief Marketing Officer of Company since August 2005.

Stock Ownership

The following table shows certain information about stock ownership as of December 31, 2012 for the directors whose term continue after this Annual Meeting of Stockholders, the director nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to March 1, 2013.

	Company Common Stock or Options Beneficially Owned as of December 31, 2012(1)(2)
Name and City of Residence	Directly(3)	Indirectly(4)
Charles E. Adair Montgomery, AL	60,656	0
Marilyn A. Alexander Laguna, Beach, CA	0	0
David L. Boren Norman, OK	11,723	0
Jane M. Buchan Corona Del Mar, CA	55,590	0
Gary L. Coleman Plano, TX	619,982	31,383
Larry M. Hutchison Duncanville, TX	534,437	23,666
Robert W. Ingram Fort Wayne, IN	33,854	0
Mark S. McAndrew McKinney, TX	639,760	259,815
Lloyd W. Newton Lithia, FL	16,985	0
Sam R.Perry Austin, TX	61,230	0
Wesley D. Protheroe Marietta, GA	0	0
Darren M. Rebelez Southlake, TX	14,684	0
Lamar C. Smith Fort Worth, TX	95,726	0
Paul J. Zucconi Plano, TX	56,992	0
Steven J. DiChiaro McKinney, TX	4,500	0
Vern D. Herbel McKinney, TX	302,700	70,039

	Company Common Stock or Options Beneficially Owned as of December 31, 2012(1)(2)
Name and City of Residence	Directly(3)	Indirectly(4)
Charles F. Hudson Prosper, TX	204,683	4,490
Howard L. Lewis Solon, OH	0	0
Ben W. Lutek McKinney, TX	95,300	12,417
R. Brian Mitchell Frisco, TX	40,500	3,332
W. Michael Pressley Garland, TX	122,600	664
Roger C. Smith Lucas, TX	230,497	1,956
Scott A. Smith McKinney, TX	15,750	0
Frank M. Svoboda Grapevine, TX	128,873	1,102
Glenn D. Williams Plano, TX	220,984	3,783
All Directors, Nominees and Executive Officers as a group:(5)	3,568,006	412,647

(1)	No individual director, director nominee or executive officer beneficially owns 1% or more of the common stock of the Company.

(2)	Torchmark Capital Trust III Trust Originated Preferred Securities were redeemed October 24, 2012 and are no longer reported.

(3)	Includes: for Adair, 51,163 shares; for Buchan, 36,000 shares; for Ingram, 18,000 shares; for McAndrew, 443,839 shares; for Perry, 45,000 shares; for Lamar Smith, 57,771 shares; for Zucconi, 36,000 shares; for Rebelez, 9,000 shares; for Coleman, 270,000 shares; for Hutchison, 270,000 shares; for Lutek, 82,500 shares; for Pressley, 99,000 shares; for Roger Smith, 195,965 shares; for Herbel, 276,000 shares; for Hudson, 158,250 shares; for Williams, 165,000 shares; for Scott Smith, 11,250 shares; for Svoboda, 123,750 shares; and for Mitchell, 39,000 shares and for all directors, executive officers and nominees as a group, 2,387,488 shares, that are subject to presently exercisable Company stock options.

Ms. Alexander and Mr. Protheroe were first elected to the Board on February 27, 2013 and each owned no Company common stock at December 31, 2012. Upon their initial election to the Board, each was awarded 1,783 shares of restricted stock, which will vest in full on August 27, 2013. Mr. Lewis, who owned no Company common stock at December 31, 2012, was awarded stock options on 25,000 shares on February 27, 2013.

(4)	Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 12,888 shares, 31,383 shares, 664 shares, 23,666 shares, 22,115 shares, 1,082 shares, 3,783 shares, 4,490 shares, 800 shares and 3,332 shares calculated based upon conversion of stock unit balances held in the accounts of Messrs. McAndrew, Coleman, Pressley, Hutchison, Herbel, Roger Smith, Williams, Hudson, Svoboda and Mitchell, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. Herbel also includes 23,962 shares held in his living trust and 23,962 shares held in his spouse’s living trust. Indirect ownership for Mr. Svoboda also includes 300 shares held as custodian for his minor children.

Indirect beneficial ownership for Mr. McAndrew also includes 245,915 shares subject to presently exercisable Company stock options (shared right to dispose) and 1,012 unvested shares of restricted stock (sole right to vote) held as constructive trustee for the benefit of his former spouse pursuant to a 2009 divorce decree and accompanying qualified domestic relations orders. Mr. McAndrew disclaims beneficial ownership of all shares subject to presently exercisable options and unvested shares of restricted stock held by him as constructive trustee for his former spouse.

Indirect beneficial ownership for Roger Smith also includes 874 unvested shares of restricted stock (sole right to vote) held as constructive trustee for the benefit of his former spouse pursuant to a 2010 divorce decree and accompanying qualified domestic relations order. Roger Smith disclaims beneficial ownership of all unvested shares of restricted stock held by him as constructive trustee for his former spouse.

(5)	All directors, nominees and executive officers, as a group, beneficially own 4.0% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries (collectively, the Company), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In order to assist in the making of these determinations, the Board adopted the categorical standards prescribed by the NYSE as well as eleven additional categorical standards to assist it in making determinations of independence. All directors other than those deemed not “independent” under these standards will be deemed to be “independent” upon a Board determination.

These independence standards are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, which included questions based on the above-described independence criteria as well as any related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee made recommendations to the Board of Directors regarding director independence on February 22, 2012 and February 26, 2013. Accordingly, as of the February 22, 2012 and February 27, 2013 Board meetings, the Board determined that the following directors continue to meet the categorical standards set by the Board and are “independent”: Charles E. Adair, David L. Boren, M. Jane Buchan, Robert W. Ingram, Lloyd W. Newton, Darren M. Rebelez, Lamar C. Smith and Paul J. Zucconi. As of February 27, 2013 (the date of their initial election to the Board), Marilyn A. Alexander and Wesley D. Protheroe met the categorical standards set by the Board and are “independent”. As of both February 22, 2012 and February 27, 2013, Mark S. McAndrew (as a Company employee) was not considered “independent”. As of both August 1, 2012 (the date of their election to the Board) and February 27, 2013, Gary L. Coleman and Larry M. Hutchison (as Company employees) were not considered “independent”.

Board Leadership Structure

For a number of years, the Company chose to operate with a single person serving as Chairman and Chief Executive Officer believing that it could operate effectively with these roles combined while continuing to provide the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups. On June 1, 2012, Mark S. McAndrew retired as Chief Executive Officer, but he continues to serve as Executive Chairman of the Board, with Gary L. Coleman and Larry M. Hutchison serving as Co-Chief Executive Officers from that date. Although the Board is not currently chaired by an independent director, for a number of years the Board has conducted frequent executive sessions of only the independent directors with all of such executive sessions presided over by a lead independent director. For an initial period of several years, the director serving as the Chair of the Governance and Nominating Committee performed the role of a presiding or lead director, but the Board did not formally award this title to that Chair. After review, on January 26, 2010, the Board decided to amend the Corporate Governance Guidelines in order to formally provide for the position of a lead independent director (the Lead Director), to define the qualifications and duties of that Lead Director and to elect a director to serve as the Lead Director. As defined in Section H. of the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors currently serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director. It is the intention of the Board that the position of Lead Director be rotated but no fixed number of terms which a person can be the Lead Director has been set. The Lead Director has duties, which include, but are not limited to, (a) coordinating scheduling of/preparation for Board meetings and executive sessions of the Board; (b) leading Board meetings if the Chairman is not present and leading all executive sessions of the independent directors; (c) acting as the principal liaison between the independent directors and the Co-Chief Executive Officers; (d) advising the independent committee chairs in fulfilling their roles and responsibilities; (e) defining the scope, quality and timeliness of the information flow between management and the Board; (f) leading the process of employing, evaluating and compensating the Co-Chief Executive Officers: (g) coordinating Co-Chief Executive Officer, director and Board performance evaluations; (h) approving retention of Board consultants; (i) having authority to call meetings of the independent directors and (j) being available for consultation and communication with shareowners upon request. David L. Boren was elected Lead Director on January 26, 2010 and served in that role until April 29, 2010, at which time Charles E. Adair was elected Lead Director to serve for a one year term expiring April 28, 2011. Mr. Adair was re-elected Lead Director in April 2011 to serve for a term expiring April 26, 2012 and in April 2012 to serve for a term expiring April 25, 2013.

Board’s Role in Risk Oversight

While the Audit Committee regularly monitors and reports to the Board on the Company’s major financial risk exposures and the Compensation Committee examines and reports to the Board on the Company’s compensation programs and policies to ensure that they do not operate to incent Company executives to take risks which would adversely affect the Company, the Company’s Board has determined that overall responsibility for oversight of enterprise risk management at the Company is that of the entire Board. Accordingly, the Board has not chosen to establish a separately designated risk committee of the Board. Instead, the full Board oversees risk by regularly monitoring, receiving and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management Committee (ERM Committee). The ERM Committee is chaired by the Company’s Co-Chief Executive Officers and is comprised of the Company’s Chief Financial Officer, General Counsel, Chief Administrative Officer, Chief Actuary, Chief Investment Officer, Chief Accounting Officer, Chief Marketing Officer, Director of Internal Audit, Director of Human Resources and the Presidents/Chief Executive Officers of the principal insurance subsidiaries. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends all ERM Committee meetings. Other members of the Board are encouraged to attend and participate in meetings of the ERM Committee. The ERM Committee meets on a regularly scheduled basis to identify, evaluate and prioritize the various risks faced by the Company and its insurance subsidiaries, including, but not limited to, strategic, financial, investment, credit, market, liquidity, operational, legal and regulatory, compliance, information, technological, human capital, fraud, reputational and external risks, and to consider the mitigation of such risks. Directors may submit matters and issues at any time to be considered and reported on by the ERM Committee. In its four meetings held in 2012, the ERM Committee conducted focused examinations on (1) reputational risks and their specific impacts upon the Company’s individual insurance subsidiaries; (2) various areas of investment risk, including credit risk, market risk, reporting risk, reinvestment risk and disintermediation risk; (3) the European investment exposures of the Company and its subsidiaries; and (4) an analysis of the various areas of risk identified within the Company and the identification and determination of which Board committee to which such risk events would be reported or whether the particular risk event would be directly reported to the full Board. The ERM Committee reported on all of these examinations to the full Board.

Executive Sessions of the Board and Communications with the Board of Directors

The Company’s non-management directors have since October 2002 met in regularly scheduled executive sessions without any management participation by officers or employee directors. These executive sessions are currently held either before, after or otherwise in conjunction with the Board’s regularly scheduled, physically-held meetings. Additional executive sessions can be scheduled at the request of the independent directors. Beginning in 2004, at least one executive session per year has been conducted with only independent directors present and generally there is an executive session of only the independent directors connected with all regularly scheduled, physically-held Board meetings.

The Lead Director presided over the executive sessions during 2012. If that director had not been present, another independent director would have been chosen by the executive session to preside.

Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Governance Guidelines and Codes of Ethics

The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the CEO and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers and employees, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees of the Board of Directors

The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees and in 2012 established a Pricing Committee comprised of Messrs. Adair, Lamar Smith and Zucconi which met once in order to price the Company’s issues of 5.875% Junior Subordinated Debentures due 2052 and 3.80% Senior Notes due 2022.

Audit Committee—The Audit Committee is currently comprised of Messrs. Zucconi (2012 Chairman), Ingram and Rebelez. All members of the Audit Committee are independent under the definition contained in the NYSE rules and fully comply with SEC rules and regulations. Mr. Zucconi served on a total of four audit committees (three public corporations, including the Company, and one mutual fund group) during 2012. On July 15, 2008, the Board determined that his simultaneous service on the audit committees of four public companies/fund groups does not impair his ability to serve on the Company’s Audit Committee.

The Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management; selects, appoints, reviews and, if necessary, discharges the independent auditors; reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services; reviews the adequacy of the Company’s system of internal controls over financial reporting; periodically reviews pending litigation and regulatory matters; reviews the performance of the Company’s internal audit function; reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings; reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential

“whistleblower” policy; discusses the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures; and monitors and periodically reports to the Board regarding management’s enterprise risk management processes. Additionally, the Audit Committee meets with the Company’s independent auditors and internal auditors both with and without management present at each of its physically-held meetings. The Audit Committee met eleven times in 2012 (four physically-held meetings and seven teleconference meetings).

The Audit Committee has a written charter, which is annually reviewed and updated if necessary. The committee charter is posted on the Company’s website and can be viewed by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation Committee—The Compensation Committee is currently comprised of Messrs. Newton (2012 Chairman), Adair and Perry. All members of the Compensation Committee are independent under the rules of the NYSE, Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code.

The Compensation Committee determines the Company’s stated general compensation philosophy and strategy; reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light thereof, and recommending his total compensation to the independent directors serving on the Board for their approval; establishes the annual bonus pool; administers the Company’s Section 162(m) bonus plan, retirement and other employee benefit plans and equity incentive plans; makes recommendations to the Board with respect to non-CEO executive compensation, incentive compensation plans and equity-based plans; reviews and recommends to the Board non-employee director compensation; reviews and discusses with Company management the Compensation Discussion and Analysis and recommends to the Board that it be included in the annual proxy statement; and is responsible for the preparation of the Compensation Committee Report in the annual proxy statement. The Compensation Committee is authorized to employ its own independent compensation consultant and has retained Board Advisory, LLC as its independent compensation consultant. The Compensation Committee receives input and recommendations from the Chief Executive Officer(s) and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates certain day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers. The Compensation Committee held six physical meetings in 2012.

The Compensation Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation Committee Interlocks and Insider Participation—The Company has no compensation committee interlocks or insider participation as defined by Item 407(e)(4) of SEC Regulation S-K.

Governance and Nominating Committee—The Governance and Nominating Committee is currently comprised of Ms. Buchan (2012 Chairwoman), Mr. Boren and Mr. Lamar Smith. All members of the Governance and Nominating Committee are independent under the NYSE rules.

The Governance and Nominating Committee has the following duties and responsibilities: receiving and evaluating the names and qualifications of potential director candidates; identifying individuals qualified to become Board members consistent with criteria set by the Board of Directors and recommending to the Board director nominees; recommending the directors to be appointed to Board committees, the committee chairs and the Lead Director; developing and recommending to the Board a set of governance guidelines for the Company; monitoring and annually evaluating how effectively the Board and Company have implemented the corporate governance guidelines; overseeing the development and monitoring the implementation of succession planning, both long term and emergency, for the Board, the Chief Executive Officer and Company management; and overseeing evaluations of the performance of the Board and Chief Executive Officer as coordinated by the Lead Director and monitoring the Chief Executive Officer’s evaluations of senior Company management. The Governance and Nominating Committee held four physical meetings in 2012.

The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company stockholder entitled to vote at a stockholders meeting in which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-Laws, which are described on page 23 of this Proxy Statement under Procedures for Director Nominations by Stockholders.

The Governance and Nominating Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing to the office of the Corporate Secretary at the address set out above.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee has also considered the Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has ascertained no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.

Succession Planning

The Board is responsible for the succession planning process for both the Chief Executive Officer position and directors. The Board reviews and regularly discusses with the Co-Chief Executive Officers potential candidates which the Co-Chief Executive Officers have identified from among senior management as possible successors for the Chief Executive Officer position. The Board and the Co-Chief Executive Officers also have the authority to examine persons outside of the Company organization as a part of the process to ultimately select a successor to a Chief Executive Officer. The Board may determine to employ outside professionals including consultants or search firms to assist in the Chief Executive Officer succession planning process. Candidates to succeed a Chief Executive Officer upon his retirement as well as in the event of any emergency involving, or the incapacity of, a Chief Executive Officer are considered and after discussion at the Board level, a successor to the Chief Executive Officer is determined. A written Emergency CEO Succession Plan has been developed, approved by the Board and is currently in place. A similar process is followed by the Co-Chief Executive

Officers, consulting with senior management, to identify successors to the Co-Chief Executive Officers’ direct reports (Chief Financial Officer, Chief Administrative Officer, Chief Actuary, Chief Legal Officer and the heads of the principal insurance subsidiaries). These potential successors are discussed with the Board and the Board’s concurrence is obtained on the designated successors. During 2010, the Board and Company management examined the succession planning process at all levels of the Company and its subsidiaries. A more formalized structure for identifying immediate and long-term successors for key personnel at all levels was established in the form of a written Company-wide long term succession plan and has been implemented. Both the Emergency CEO Succession Plan and the Company-wide long term succession plan are reviewed at least annually by the Governance and Nominating Committee and discussed by the full Board in executive session.

Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. Using the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates, all of which are set forth in this Proxy Statement, as the basis for beginning the director succession process, the Governance and Nominating Committee and Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a retiring director or in a nominee to fill a newly created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of candidates and may employ consultants or professional director search firms to assist them in the process. After compiling a list of such potential director candidates, led by the Lead Director, members of the Board, including independent directors, the Co-Chief Executive Officers and the Lead Director, meet with these candidates and make recommendations for successor directors to the Governance and Nominating Committee and the full Board for decision.

Director Qualification Standards

The Company’s Corporate Governance Guidelines discuss the following director qualification standards:

1.	Board Membership Criteria, including independence, limits on the number of boards on which a director serves, a former chief executive officer’s Board membership and directors who change their present job responsibilities;

2.	Size of the Board;

3.	Term Limits;

4.	Retirement Policy; and

5.	Selection of the Chairman of the Board.

Additionally, on April 29, 2004, the Governance and Nominating Committee and the Board of the Company adopted a statement on Qualifications of Directors containing factors which should at a minimum be considered in the nomination or appointment of Board members.

More detail regarding these director qualification standards can be found in the Corporate Governance Guidelines by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investor Relations page. The Guidelines and the Director Qualification Standards are located under the Corporate Governance heading. Printed copies of the Guidelines as well as the Director Qualification Standards may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

One of the factors considered by the Board in the nomination or appointment of members of the Board, as set out in the Board-adopted Director Qualification Standards, deals with diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are implemented. As a part of the annual self evaluation process, one of a number of factors that the Board and the Nominating and Governance Committee consider is whether the Board as a whole reflects appropriate diversity. In its process to evaluate potential director nominees, the Governance and Nominating Committee also examines broadly defined diversity in determining and recommending director candidates.

Director Identification and Evaluation Procedures

The Governance and Nominating Committee and the Board of the Company utilize the following procedures for identifying and evaluating director candidates:

Procedures for Identifying and Evaluating Director Candidates

1.	The Lead Director, the Executive Chairman, a Co-CEO, the Governance and Nominating Committee or another Board member identifies the need (a) to add a new Board member meeting certain criteria or (b) to fill a vacancy on the Board.

2.	The Governance and Nominating Committee initiates a search, working with Company staff support and seeking input from other Board members and senior Company management. The Governance and Nominating Committee may also engage a professional search firm or other consultants to assist in identifying director candidates if necessary.

3.	Candidates that will satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance and Nominating Committee.

4.	The Lead Director, the Co-CEOs and at least one member of the Governance and Nominating Committee will interview prospective candidate(s).

5.	The Governance and Nominating Committee meets to consider and approve final candidate.

6.	The Governance and Nominating Committee seeks full Board endorsement of selected candidate.

7.	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to those used for the evaluation of other candidates.

Procedures for Director Nominations by Stockholders

Article III, Section 2 of the Company’s By-Laws provides for procedures pursuant to which Company stockholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of stockholders, the stockholder’s notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in our By-Laws.

You may find the Company’s By-Laws by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investor Relations page. The Company By-Laws are located under the Corporate Governance heading. Printed copies of the By-Laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Board and Annual Shareholder Meeting Attendance

During 2012, the Board held four physical meetings and four teleconference meetings. In 2012, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served. The Board also acted two times by unanimous written consent.

The Company has a long standing policy that the members of its Board be present at the Annual Meeting of Stockholders, unless they have an emergency, illness or an unavoidable conflict. At the April 26, 2012 Annual Meeting of Stockholders, all directors were present.

Sustainable Business Practices

The Company’s Board and its management recognize the importance of sustainability and believe we have a responsibility to utilize natural resources as efficiently as possible. A variety of conservation initiatives have been implemented through upgrades to our home office facilities, information technology systems and a general focus on increasing employee awareness. Sound sustainability practices are an important component of both good corporate citizenship and sound fiscal management.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Fiscal 2012 was a year of transition in management. As discussed elsewhere in this Proxy Statement, Mark. McAndrew, who ably served the Company as its Chief Executive Officer (CEO) since August 2005, announced his intention in 2012 to retire during 2013 and relinquished the CEO title retained the title of Executive Chairman of the Board. Coincident with this change, the Board decided to promote Gary Coleman and Larry Hutchison to serve as Co-Chief Executive Officers (Co-CEOs) of the Company. These changes had significant effect on certain of the Compensation Committee’s specific compensation decisions.

The Company’s financial performance during 2012 was much improved from the prior year. Consistent with our pay for performance philosophy, the Compensation Committee reflected this improved performance in compensation awards to the Company’s officers. Continuing named executive officer salaries were increased an average of 4.6% (excluding promotions) and annual cash bonuses earned increased by 8.2% from the prior year. Long-term incentive awards made in 2012 were about equal to those made in 2011 on a share equivalent basis1 – excluding special retention grants.

Compensation Philosophy

The Company’s executive compensation philosophy is consistent with our business philosophy. Our compensation philosophy emphasizes and rewards consistent, steady growth in earnings per share, underwriting income per share and return on equity, which we believe provides long-term value to our shareholders and therefore aligns management’s interests with our shareholders’ interests. Our compensation philosophy also considers competitive remuneration practices in the insurance and financial services sector as we seek to attract, motivate, reward and retain our key executives at both the holding company and subsidiary levels. Our philosophy has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation.

Roles in Compensation Decisions

The Compensation Committee of our Board is responsible for determining the compensation of our senior executives at the Company and its subsidiaries in accordance with our stated compensation philosophy and strategy. With certain input from the Co-CEOs and other members of senior management and the assistance of its independent compensation consultant, the Compensation Committee sets the total compensation in various forms that our named executive officers (the Co-CEOs, Chief Financial Officer (CFO) and the other executives listed in the compensation tables in this Proxy Statement, collectively, the NEOs) receive. The Compensation Committee ensures that the mix of compensation among these various elements is appropriately balanced and also considers the retirement and other benefits available to our NEOs in order to ensure that their compensation is fair, reasonable and competitive. Our mix of pay elements is based on the principle that the Company’s business is inherently long-term in nature and not generally subject to dramatic year over year variances in performance. Accordingly, our pay plans emphasize long-term equity accumulation (e.g., option grants), longevity (e.g., pension), consistent financial performance (e.g., performance shares) and stability (e.g., restricted stock grants).

Company management, including our Co-CEOs, CFO, General Counsel and the Vice President and Director of Human Resources, support the Compensation Committee, attend portions of its meetings at its request, make

1	We define share equivalents as the number of options divided by 3.1 (as specified in the Torchmark Corporation 2011 Incentive Plan) plus the number of restricted shares plus the number of performance shares times .8 (to reflect the relative risk of performance-based vesting versus time-based vesting).

recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the Compensation Committee in connection with our cash and equity compensation programs and plans. Specifically, our Co-CEOs provide input to assess the effectiveness of the existing compensation philosophy and programs, assist in the design of new compensation programs and the modification of existing programs and make specific recommendations regarding the potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all NEOs except themselves.

The Compensation Committee has the authority to employ outside advisors, experts and other professionals to assist it. During 2012, the Compensenation Committee retained Board Advisory, LLC, an independent compensation consulting firm. Neither Board Advisory nor any of its affiliates provides any consulting services to the Company. In 2012, at the request of the Compensation Committee, Board Advisory performed an analysis of the market competitive compensation for the executive and senior officers (a group comprising about 40 officers of the Company and its subsidiaries); made recommendations regarding compensation for outside directors; conducted a review of the competitiveness of the total cash and equity-based compensation paid to the CEO and the other NEOs; made recommendations regarding compensation increases for the newly promoted Co-CEOs; and provided certain special reports and analyses requested by the Compensation Committee, such as a discussion of proxy advisory service policies and recommended practices with respect to executive compensation, the terms of a new 162(m) bonus plan and recommendations regarding long-term incentive grant guidelines.

Setting Executive Compensation

The Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers in order to retain the insurance executives necessary to the successful operation of the Company. The Compensation Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it works using this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options and restricted stock awards, rather than through primarily annual cash bonuses.

During 2012, the Compensation Committee conducted a fundamental review of the composition of the peer group, considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. In considering a peer group the Compensation Committee was mindful of the effect of company scope on executive pay. Since the Company’s business model does not place much emphasis on capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the committee decided that the most relevant comparison of size was based on Total Policy Income which largely reflects premiums and fees. Enterprise Value1 was used as a secondary measure of size. As a result of the review, the committee decided to add Genworth Financial2, Primerica and Symetra Financial Corporation to the peer group. It also decided to remove AFLAC and Phoenix Companies due to differences in company size. The revised peer group is shown in the following table:

Company Name	Ticker	2011 Total Policy Income ($) (amounts in millions)	Total Enterprise Value at 12-31-12 ($) (amounts in millions)
American National Insurance Company	ANAT	1,938	1,909
Assurant, Inc	AIZ	7,125	3,440
CNO Financial Group Inc.	CNO	2,691	4,141
Genworth Financial, Inc.	GNW	5,705	7,819
Lincoln National Corporation	LNC	5,731	6,839
Primerica, Inc.	PRI	526	1,672
Principal Financial Group, Inc.	PFG	3,462	7,172
Protective Life Corporation	PL	1,405	4,027
StanCorp Financial Group, Inc.	SFG	2,166	2,041
Symetra Financial Corporation	SYA	653	1,283
Unum Group	UNM	7,514	8,933

75th Percentile		5,718	7,006
Median		2,691	4,027
25th Percentile		1,672	1,975

Torchmark Corporation	TMK	2,656	5,420

Part of the Compensation Committee’s process of structuring and setting executive compensation includes conducting annually, with the assistance of its consultant, a detailed pay and performance analysis of compensation for the Company’s executive officers relative to the pay and performance of executives occupying similar positions in its peer group. The results of these analyses, including the analyses done in 2012 for 2008 to 2011 performance, show that the Company’s financial performance during this four-year period (which includes various metrics) as measured for compensation purposes was generally above median versus the peer group and that total compensation levels as compared to the Company’s peer group are consistent with this performance and the officer’s tenure.

For 2011, the cash compensation (salary plus annual bonus) paid to the CEO was at about the 90th percentile and other NEOs ranged between the 46th and 60th percentile of the peer group’s cash compensation. The Company’s net income and net income per share grew at about the same rate as the peer group while return on equity was the highest in the peer group. Long-term incentive awards were benchmarked on a grant basis, using expected values (i.e., similar to the values shown in a Summary Compensation Table). This analysis showed that long-term awards were generally above market, reflecting the Company’s strong stock price (a primary driver of expected value) and emphasis on long-term compensation. Additional analysis, based on share utilization as further described below, showed awards that were positioned 10% to 20% above market median–consistent with the Company’s pay strategy.

[1]	Enterprise Value is market capitalization of common equity plus book value of debt minus cash.
[2]	Genworth Financial had been included in the peer group prior to 2010. However, it was removed in 2010 because its pay practices appeared to be distorted by its then distressed financial condition.

The pay for performance relationship was further examined by looking at realizable pay for the CEO versus total shareholder return for the period 2009 to 2011. This is shown in the graph below—“Pay for Performance”. The horizontal axis of the graph is the percentile ranking of total shareholder return for 2009 to 2011. The vertical axis of the graph is the percentile ranking of realizable pay earned for 2009 to 2011. Realizable pay is defined as cash payments received (e.g., salary, bonuses, etc.) plus pension value increases and the value of “other” compensation plus realized value of options exercised or shares that vest plus the change in unrealized value of all outstanding equity awards. In contrast to the information reported in the Summary Compensation Table, which for stock awards reflects the grant date fair value of the award, we believe that realizable pay provides a better picture of the amounts actually earned. The graph shows that although the Company’s total shareholder return (TSR) performance was at the 59th percentile of the peer group, the realizable compensation of the CEO was at the 82nd percentile. A company’s placement on the graph will vary with the incidence of TSR and realizable pay. However, the Company’s position is within a “normal” range (+/- 25%) where pay is consistent with performance.

Pay For Performance

Assessment of 2012 Advisory Vote on Executive Compensation

The Company’s conducted a non-binding, advisory stockholder vote on executive compensation as disclosed in the 2012 Proxy Statement (known as a “Say-on-Pay” vote) at its Annual Meeting held on April 26, 2012. At that meeting stockholders who cast votes overwhelmingly approved, on an advisory basis, the executive compensation disclosed in the 2012 Proxy Statement (98%). The Company has considered the results of the “Say-on-Pay” vote in determining its compensation policies and decisions. Company management evaluated the support levels in these advisory votes in making its recommendations to the Compensation Committee regarding 2013 salaries, 2012 bonus decisions and equity awards to the NEOs following a “pay for performance” model. The Compensation Committee also reviewed these 2012 voting results and took them into consideration in fixing the compensation levels for the NEOs other than the Co-CEOs in 2013 and in making its recommendations to the full Board regarding CEO compensation in 2013.

Elements of Compensation

The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career while others focus on compensation and benefits paid on or related to retirement. Executives may also receive certain limited perquisites and personal benefits. The elements included in compensation available to executives during fiscal year 2012 included:

•	Base salaries;

•	Cash bonuses;

•	Long-term equity incentives in the form of stock options, performance shares and restricted shares;

•	Retirement and other benefits; and

•	Perquisites and personal benefits.

Base Salaries

The Compensation Committee fixes (or, in the case of a CEO, recommends to the Board) base salaries for our NEOs. Following their promotion to Co-CEO, Gary Coleman’s and Larry Hutchison’s salaries were each increased from $650,000 to $750,000, effective June 1, 2012. At the same time, the salary of Frank Svoboda, who was promoted to CFO, was increased from $360,000 to $390,000. Factors considered included competitive pay ranges, the officer’s time in the position, pay relative to organizational peers and individual performance. Effective January 24, 2013, the Compensation Committee or the Board increased salaries for the NEOs with the exclusion of Mr. Coleman and Mr. Hutchison (whose increases were effective February 27, 2013) as shown in the table below:

	2012 Salary	2013 Salary	% Increase
Mark McAndrew	$1,100,000	$1,100,000	0.0%
Gary Coleman	750,000	800,000	6.7%
Larry Hutchison	750,000	800,000	6.7%
Frank Svoboda	390,000	420,000	7.7%
Vern Herbel	490,000	500,000	2.0%
Roger Smith	475,000	530,000	11.6%
Charles Hudson	440,000	457,000	3.9%

Annual Cash Bonuses

Annual cash bonuses are a key component of our executive compensation program. To ensure the tax deductibility of bonuses paid to executives, we have an annual Management Incentive Plan (Section 162(m) Plan), under which we may pay annual cash bonuses to the CEO and the other NEOs. Criteria set by the Compensation Committee under this plan stipulate that net operating income per share must increase by 2% from the prior year for any bonuses to be payable and that, in such case, a bonus pool equal to 1.5% of pre-tax operating income will be established. For 2012, this pool was $11,245,000. Per the terms of the 162(m) Plan, the bonus payable to the CEO cannot exceed 30% of the pool ($3.374 million for 2012) and the total bonus paid to the other covered employees (as defined in Section 162(m) of the Code) cannot exceed 30% of the pool. The Compensation Committee is also authorized to pay discretionary bonuses to executives outside of the Section 162(m) Plan, which may or may not be tax deductible.

As noted, the Section 162(m) Plan establishes an upper limit for bonuses to covered employees to ensure tax deductibility. The actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment as the Compensation Committee deems appropriate. For 2012, the Compensation Committee established the annual incentive plan framework tied to three metrics, assigning 40% weight to earnings per share (EPS) growth (ranging from 2% to 17%); 30% weight to underwriting income growth (ranging from 1% to 10%); and 30% weight to return on equity (ROE) (ranging from 13.5% to 16.5%), subject to the exercise of discretion on the part of the Compensation Committee to further adjust the bonuses based upon consideration of subjective factors.

For 2012, EPS grew 14.4%, underwriting income grew 9.5% and ROE was 15.4%, yielding a total framework bonus amount of $2.642 million for Mark McAndrew and $3.890 million for the other NEOs, or about 160.1% of the target bonus amount. However, due to the interaction of the limits in the Section 162(m) Plan and the effect of having three CEOs during the plan year, the Compensation Committee decided to limit bonus awards to ensure the tax deductibility of the payments and preserve equity among participants. This is shown in the following table. The bonuses for Mr. Svoboda and Mr. Hudson were determined based on recommendations of the Co-CEOs, independent of the 162(m) Plan, as neither officer was a participant in that plan during 2012. The bonuses shown for Mr. McAndrew, Mr. Coleman and Mr. Hutchison were recommended by the Compensation Committee and approved by the independent members of the Board. The Compensation Committee approved the other bonuses.

	Target Bonus as a % of Salary[1]	Target Bonus Amount[2]	Framework Bonus[3]	Maximum Bonus Amount Payable[4]	Actual Bonus Paid
Mark McAndrew	150%	$1,650,000	$2,642,000	3,374,000	$2,300,000
Gary Coleman	110%	829,000	1,327,000	1,151,000	1,120,000
Larry Hutchison	110%	829,000	1,327,000	1,151,000	1,120,000
Vern Herbel	80%	380,000	608,000	528,000	525,000
Roger Smith	80%	392,000	628,000	544,000	500,000
Charles Hudson					265,000
Frank Svoboda					180,000

[1]	The Target Bonus amounts for Mr. Coleman and Mr. Hutchison are based on five months of their targets as Executive Vice Presidents (80% of their then salary) and seven months of their targets as Co-CEOs (140% of their salaries as adjusted in June 2012).
[2]	Reflects target bonus amount based on targeted EPS growth, underwriting income growth and ROE in 2011. The degree to which these objective criteria were achieved, along with subjective criteria considered by the committee, were used in determining (or, in the case of the CEO, recommending to the independent members of the Board) the amount by which the maximum bonus amount payable to each participating NEO would be reduced. The threshold bonus amount is equal to half the target. The maximum bonus is equal to the lesser of twice the target or the amount allowed by the Section 162(m) Plan.
[3]	Bonus earned based on the 2012 performance framework, before Compensation Committee discretion. Equal to 160.1% of Target Bonus.
[4]	Compensation Committee allocation of Maximum Bonus payable under the 162(m) Plan.

Long-Term Equity Incentives

The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, which we first began awarding in 1984. Beginning in 2006 we used annual grants of time-vested restricted stock awards to certain senior executives for retention purposes as an incentive to work beyond the established early retirement age of 55. In 2012, we began granting performance shares for Mr. Coleman, Mr. Hutchison and Mr. McAndrew, the vesting of which is directly tied to performance goals outlined in the Company’s strategic plan. These performance shares (with target amounts of 30,000 shares for Mr. McAndrew and 25,000 shares each for Mr. Coleman and Mr. Hutchison) will be earned and issued following the end of 2014 based on the extent to which the Company achieves various performance goals established by the Compensation Committee: 40% weight to three year growth in EPS (ranging from 3% to 12%), 30% weight to growth in underwriting income (ranging from 0% to 8%) and 30% weight to average ROE over the period 2012 to 2014 (ranging from 14% to 16%). In 2013, we expanded this practice by making all annual grants of restricted stock to executive officers (i.e., roughly the top 15 executives of the Company and its subsidiaries) in the form of performance shares. These awards have similar performance conditions and goals as the 2014 grants. Starting in 2013, it is the Compensation Committee’s intention to only award time-vested restricted stock among these officers on a select basis where it is felt there is a need for further retention. In this case, these awards will utilize vesting after five years, with no partial vesting or vesting for early retirement.

The incentive plan under which stock options and restricted stock were awarded in 2012 was the Torchmark Corporation 2011 Incentive Plan (the 2011 Plan). The purposes of the 2011 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers, directors and consultants of the Company and its subsidiaries to our shareholders and to provide these persons with an incentive for outstanding individual performance.

In making individual long-term incentive awards, we do not follow the common industry practice of determining a competitive annual grant value and then calculating a number of shares to be awarded based on that value. That approach produces the counterintuitive result of larger share grants when stock prices decline and smaller grants when prices increase. It also distorts the relative value of options versus full-value share awards (e.g., restricted stock and performance shares) during times of market turmoil. Instead it has been our practice to set award guidelines by position and keep those share levels relatively constant over a period of time. Individual awards are then made relative to the guidelines, reflecting the individual’s performance and retention needs. The awards made in 2012 were made using the grant guidelines that were developed in 2011, based on an analysis of peer grant practices, measured in terms of dilution rather than dollar value. This approach eliminates differences in stock performance between companies and was based on our longer-term assessment of the relative value of the various incentive vehicles utilized.

The Compensation Committee, as the administrator of the plan, selected, based upon recommendations from the then CEO, the NEOs (other than the then CEO), other officers and key employees (a total of 128 persons) who received non-qualified stock option grants and/or restricted stock awards on January 23, 2012 and restricted stock awards or performance shares on February 21, 2012. They also recommended to the independent members of the Board the award of performance shares and stock options for Mr. McAndrew. In a February 22, 2012 meeting, the independent members of the Board acted upon the recommendation from the Compensation Committee and awarded then CEO Mark McAndrew performance shares and non-qualified options with an exercise price equal to the market closing price on that date. In making the 2012 grants, the Compensation Committee considered Mr. McAndrew’s recommendations for all persons other than himself, his individual performance and the Company’s succession planning and retention needs.

The 2011 Plan authorizes the Compensation Committee to set the restrictions on restricted shares (for example, performance-based or tenure of service) and their vesting periods. The Compensation Committee also is charged with determining the type of stock options they award or recommend (incentive or non-qualified), the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of the Company’s common stock, which is defined by the 2011 Plan as the NYSE market closing price on the grant date. The grant date for stock options, restricted share awards and performance share awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive options, restricted stock and/or performance shares and the number of option restricted shares and/or performance shares.

The Compensation Committee and the independent members of the Board do not time the grant of stock options, restricted shares or performance shares in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Company common stock. The consideration and grant of equity incentive awards to participants in the 2011 Plan, whether in the form of options, restricted shares and/or performance shares, normally occurs during the window period of each year which opens following the release of the prior year’s reported earnings.

Stock Ownership/Retention Guidelines

We have had formal stock ownership guidelines since January 1, 2007. They currently provide that:

•	Any person serving as the CEO of the Company must acquire and hold shares of the Company stock with a market value equal to at least five times his annual salary;

•	The executive vice presidents of the Company must acquire and hold Company stock with a market value equal to at least three times their respective annual salaries;

•

The presidents/chief executive officers of the Company’s principal insurance subsidiaries must acquire and hold Company stock with a market value of at least two times their respective annual salaries;

•

Executive officers of the Company and its principal subsidiaries designated from time to time by the Governance and Nominating Committee must acquire and hold Company stock with a market value equal to their respective annual salaries (for example, the President and Chief Marketing Officer of American Income, a principal insurance subsidiary of the Company); and

•

Non-employee directors of the Company must acquire and hold Company stock with a market value equal to at least five times that portion of their respective annual retainers which may be paid in cash (Annual Cash Retainer).

All such directors, the Co-CEOs and the executive officers have a five-year period from the January 1, 2007 inception of these guidelines, their initial election as a director (if first elected after January 1, 2007) or their initial inclusion in the above-described categories of executive officers (the Initial Compliance Date) to attain the minimum ownership levels; provided, however, that non-employee directors serving on the Company Board on the July 1, 2010 effective date of an increase in their Annual Cash retainer have an additional three year period from their Initial Compliance Date to acquire the necessary additional shares to meet the applicable guideline. For purposes of meeting these stock ownership guidelines, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in unitized stock funds in the Company’s thrift and 401(k) plans, time-vested restricted stock and restricted stock units are counted. Stock options and performance award shares are not counted toward attainment of the ownership guidelines.

Until the minimum ownership levels are attained within the requisite period, the director or executive cannot sell any shares owned outright, sell any restricted shares when vested other than those necessary to pay withholding taxes, or execute a “cashless” option exercise where more shares are sold than are necessary to pay the option exercise price and withholding taxes. The executive or director must retain all “profit shares” (the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, vesting of restricted stock or earnout of performance shares) until minimum ownership levels are met; provided, however, that in exceptional circumstances, upon obtaining an advance waiver of the guidelines from the Governance and Nominating Committee of the Board, profit shares may be sold.

We have no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions as to when to exercise options and whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines. Our insider trading policy prohibits executives from trading and/or writing put and call options and other derivative vehicles in order to hedge positions or speculate in Company stock.

Retirement and Other Benefits

Retirement benefits provided to executives consist of a defined benefit pension plan benefit, a group term life insurance benefit, additional life insurance under Retirement Life Insurance Agreements, post-employment health coverage and, in the case of certain executives, benefits under a supplemental executive retirement plan (SERP) which commenced January 1, 2007. While some of these retirement benefits are available to all eligible employees (e.g., pension plan benefit, group term life insurance and post-employment health coverage), other benefits are only available to designated executives when they retire (e.g., Retirement Life Insurance Agreements and benefits under the SERP). The Company has chosen to provide such benefits either broadly or to specific individuals to attract and retain employees and executives by enabling retirement savings and planning. The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55.

Messrs. McAndrew, Coleman, Hutchison and Herbel and Smith are among the 27 persons designated in 2012 by the Compensation Committee as participants in the SERP. Each of these NEOs except Mr. Herbel and Mr. Smith also participated in an old frozen SERP but they are no longer entitled to any benefits from the frozen SERP.

Savings Plans

Eligible executives and employees may choose to participate in the Torchmark Corporation Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.

Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted provisions under Section 401(k) of the Code for pre-tax contributions commencing on that date. No additional after-tax contributions were permitted to the Thrift Plan after December 31, 2006. The Company matches the employee’s pre-tax contributions at 100% on the first 1% of salary and at 50% on the next 5% of salary up to a maximum annual match of $8,575. The employee may contribute up to the maximum amount allowed by the I.R.C annually (in 2012, $250,000) which is not matched by the Company, and if he or she is age 50 or older, the employee may make an annual “catch-up” contribution of up to an additional $5,500, which is also not subject to Company matching. These contributions can be directed to the same type of investment funds as previously available. Each of the NEOs participates in this plan.

Deferred Compensation Plan

The Company has historically provided a traditional unfunded, deferred compensation plan to certain eligible executive officers and directors who may elect to defer all or any part of their compensation into an interest-bearing memorandum deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance. In 2008, this plan was amended to rename the plan the Torchmark Corporation Restated Deferred Compensation Plan, to provide that those persons newly eligible to participate in this plan must be officers of the Company eligible to participate in the SERP (which would currently include the Executive Chairman, the Co-CEOs and the other NEOs), and to provide that directors not already participating in the plan will not be eligible participants. None of the NEOs participates in this plan.

Retirement Life Insurance Agreements

The Company provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including the NEOs, and certain executives of its subsidiary companies. These retirement life insurance benefit agreements replace an insurance payment program to that same group of executives which was terminated in 2001. The agreements provide a life insurance benefit to a participating executive effective upon the later of their 65th birthday or their retirement date with coverage equal to a designated percentage, which will vary, based upon the employee’s age at the nearest birthday to their date of retirement, from 65% at age 55 to 100% at ages 62 or over, of an amount equal to two times the employee’s salary and bonus in their final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Each of the NEOs has a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit.

Perquisites and Personal Benefits

We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, personal use of a Company pool vehicle, Company-paid country club and other club dues, personal use of Company-paid tickets to events where the most expensive tickets utilized in 2012 had a face price of $122 per ticket, costs associated with family members’ travel to Company meetings and holiday gifts. We have not incurred significant expense as a result of the usage of perquisites and personal benefits and have eliminated some perquisites such as company cars. The aggregate incremental cost of perquisites for 2012 exceeded $10,000 for four of the NEOs reflected in the Summary Compensation Table. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including the NEOs, holding Company stock options have option grant agreements which provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement at age 55 or older, early retirement at age 60 or older, normal retirement at age 65 or older, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, on disability or on death. Termination of employment for cause results in expiration of all options on the date of the termination notice.

Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the Company’s 2005 Incentive Plan (2005 Plan), its 2007 Long-Term Compensation Plan (2007 Plan) and the 2011 Plan provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within one year (under 2005 Plan), or two years (under the 2007 Plan and the 2011 Plan) after the effective date of a change in control. The Section 162(m) Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of the Company.

While our executives are subject to post-termination obligations for confidentiality pursuant to confidentiality agreements which they sign while employed, they are generally not subject to other restrictive covenants such as those dealing with non-solicitation or non-competition unless negotiated at the time of their departure. The post-termination confidentiality obligation does not relate to any compensation or benefits payable or to be payable upon certain triggering events.

The Company and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are typically not extended on a post-termination basis.

Clawback Provisions

Bonuses paid to executives pursuant to the Section 162(m) Plan are subject to “clawback” provisions. If the Company’s financial results are materially restated, the Compensation Committee has the authority to recapture prior payments they determine to have been inappropriately received by an executive as well as to require the executive to forfeit the right to receive any future payments under the plan. Additionally, if the Company’s financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any executive participating in the plan who the Compensation Committee determines participated in or was responsible for the fraud or material noncompliance causing the restatement must repay any amounts paid to him in excess of those that would have been paid under the restated results and forfeits the right to receive any future payments under the plan.

Awards made pursuant to the 2011 Plan may be recaptured by the Company on the occurrence of certain specified events if the Compensation Committee so specifies in the award certificate or grant agreement. Such specified events may include, but are not limited to, termination of employment for cause; violation of material Company policies; breach of noncompetition, confidentiality or other restrictive covenants that may apply to the award recipient; other conduct by the award recipient that is detrimental to the business or reputation of the Company or its subsidiaries; or a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the award recipient caused or contributed to the material inaccuracy.

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. Compensation paid pursuant to the Section 162(m) Plan of the Company is intended to qualify as “performance-based compensation” which is not subject to the limits of Code Section 162(m). The Compensation Committee will not necessarily limit executive compensation to that paid under the Section 162(m) Plan or that is otherwise deductible under Section 162(m) of the Code In 2012, all compensation paid by the Company and its subsidiaries was deductible in accordance with the provisions of Code Section 162(m).

The Company designs, awards and implements its non-qualified deferred compensation arrangements to fully comply with Code Section 409A and the accompanying regulations. We amended our non-qualified deferred compensation plans to comply with Section 409A, effective January 1, 2009.

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including stock option grants and restricted share awards in accordance with the requirements of ASC 718, Compensation — Stock Compensation in the consolidated GAAP financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Torchmark has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Lloyd W. Newton, Chairman

Charles E. Adair

Sam R. Perry

February 26, 2013

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

Summary Compensation Table

The table below summarizes various categories of compensation earned in 2012 by the persons who served as the Company’s Chief Executive Officer at any time during 2012, its Chief Financial Officer at any time during 2012 and the three next most highly compensated executive officers of the Company. The seven named executive officers had 2012 salaries and bonuses (as reflected in the Bonus column or the Non-Equity Incentive Plan Compensation column below) in the aggregate which were 32.5% of their total compensation in 2012.

None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)		Total ($)
Mark S. McAndrew,	2012	1,084,615	0	1,461,600	2,670,400	2,300,000	1,167,632	45,528	(6)(7)	8,729,775
Executive Chairman of the	2011	993,846	0	1,198,440	2,764,800	2,104,000	866,026	141,073	(6)	8,068,185
Board since June 2012; Chairman and Chief Executive Officer until June 2012	2010	955,080	0	833,580	1,864,800	1,900,000	679,005	41,656	(6)	6,274,121

Gary L. Coleman,	2012	703,846	0	1,227,250	1,006,200	1,100,000	2,136,579	61,742	(6)	6,235,617
Co-Chief Executive Officer	2011	595,769	0	1,864,240	1,152,000	674,000	1,141,242	39,378	(6)	5,466,629
since June 2012; Executive Vice President & Chief Financial Officer until June 2012	2010	542,207	0	370,480	777,000	550,000	524,681	13,294		2,777,662

Larry M. Hutchison,	2012	703,846	0	1,227,250	1,006,200	1,100,000	1,738,220	16,543		5,792,059
Co-Chief Executive Officer	2011	594,231	0	1,864,240	1,152,000	674,000	1,075,842	14,739		5,375,052
since June 2012; Executive Vice President & General Counsel until June 2012	2010	522,309	0	370,480	777,000	550,000	610,044	13,144		2,842,977

Frank M. Svoboda	2012	376,154	180,000	68,235	510,840	0	265,106	21,382	(6)	1,421,717
Executive Vice President &	2011	344,000	100,000	0	576,000	0	162,153	24,142	(6)	1,206,295
Chief Financial Officer since June 2012	2010	328,598	90,000	0	388,500	0	107,500	21,327	(6)	935,925

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)		Total ($)
Vern D. Herbel	2012	488,077	0	416,610	774,000	525,000	1,129,984	21,048	(6)	3,354,719
Executive Vice President & Chief	2011	463,846	0	399,480	1,036,800	522,000	742,147	38,058	(6)	3,202,331
Administrative Officer	2010	447,694	0	277,860	669,300	430,000	441,008	20,036	(6)	2,285,898

Roger C. Smith	2012	471,923	0	651,260	928,800	500,000	766,959	16,335		3,335,277
Chief Executive Officer, American	2011	433,846	0	466,060	1,152,000	400,000	479,212	4,028		2,935,146
Income and President & Chief Executive Officer, Liberty(8)	2010	417,848	300,000	347,325	777,000	0	261,344	24,217	(6)	2,127,734

Charles F. Hudson President &	2012	438,077	265,000	301,085	743,000	0	844,622	12,352		2,604,136
Chief Executive Officer of Globe	2011	413,846	250,000	266,320	921,600	0	600,474	12,182		2,464,422
	2010	395,824	225,000	185,240	543,900	0	414,338	9,745		1,774,047

(1)	For 2010, the following listed executives repaid 2009 salary overpayments in 2010: McAndrew ($4,920); Coleman ($2,793); Hutchison ($2,691); Svoboda ($1,640); Herbel ($2,306); R. Smith ($2,153) and Hudson ($1,973).
(2)	Amounts shown in this column for Messrs. Svoboda, R. Smith and Hudson for 2012 and all amounts shown for each named executive officer for 2011 and 2010 are time-vested restricted stock. The fair values of restricted stock awards are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using the NYSE market closing price on the grant date of the stock.
(3)	Amounts shown in this column for Messrs. McAndrew, Coleman and Hutchison for 2012 are performance share awards valued based upon the probable outcome of the performance conditions as of the grant date, which were the target levels on their February 21, 2012 (Coleman and Hutchison) or February 22, 2012 (McAndrew) grant dates. The fair values of performance shares are calculated in accordance with ASC 718, using the NYSE market closing price on the grant date of the performance share award. The fair values of such performance shares at maximum levels on the grant dates are McAndrew ($2,923,200), Coleman ($2,454,500) and Hutchison ($2,454,500).
(4)	Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Footnote 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2012.
(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings:

Executive	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)		Increase in Present Value New SERP ($)
McAndrew	2012	226,911			940,721
	2011	166,702			699,324
	2010	135,504			543,501

Coleman	2012	296,897			1,839,682
	2011	220,192			921,050
	2010	178,608			346,073

Hutchison	2012	273,565			1,464,655
	2011	199,673			876,169
	2010	159,394			450,650

Svoboda	2012	134,815			130,291
	2011	87,905			74,248
	2010	62,422			45,168

Herbel	2012	248,295			881,689
	2011	172,361			569,786
	2010	131,709			309,299

R. Smith	2012	161,292			605,667
	2011	117,063			362,149
	2010		0	(a)	261,344

Hudson	2012	265,806			578,816
	2011	187,055			413,419
	2010	144,812			269,526

(a)	Result of execution of qualifying domestic relations order for former spouse.

(6)	Includes the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives in the years shown in the following table:

	Perquisites
Executive	Fitness Center Dues	Country Club Dues	Personal Use Company Aircraft(a)	Personal Use Company- Purchased Tickets	Personal Use Company Pool Vehicle	Holiday Gift	Subsidiary’s Sales Convention Expenses
McAndrew	2012		2012	2012	2012	2012
	2011		2011 ($93,304)	2011	2011
	2010		2010	2010

Coleman			2012 ($42,575)	2012		2012
			2011	2011		2011

Svoboda	2012	2012		2012	2012	2012
	2011	2011		2011	2011
		2010		2010

Herbel		2012		2012		2012
		2011	2011	2011		2011	2011
		2010		2010		2010

R. Smith	2010		2010	2010		2010

Messrs. Hutchison and Hudson had no reportable perquisites or personal benefits in 2012, 2011 or 2010. Mr. R. Smith had no reportable perquisites and personal benefits in 2012 or 2011. Mr. Coleman had no reportable perquisites and personal benefits in 2010.

(a)

The value of personal use of Company aircraft is calculated based on the actual variable costs incurred by the Company in providing such flights, net of federal and state tax benefits and the lost tax benefits to the Company attributable to such flights. The variable costs associated with such flights include fuel, maintenance of the planes, “dead head” flights, pilot travel expenses, on-board catering, landing and parking fees and other variable costs. Fixed costs, such as pilots’ salaries, are not included since they do not change with usage. Costs incurred by the Company in providing personal flights to executives are deductible for federal income tax purposes only to the extent that income is imputed to the executive for income tax purposes for the flights. Accordingly, a tax deduction for the costs associated with personal flights is not allowed to the extent that such costs exceed the imputed income to the executive.

(7)	Includes $12,336 premium for additional group term life insurance for executive.

(8)	As a result of a 2010 divorce decree and accompanying qualified domestic relations orders, Mr. Smith will forfeit exercisable and unexercisable stock options with aggregate grant date fair values totaling $1,453,300 and unvested restricted stock with aggregate grant date fair values totaling $106,684 to his former spouse.

2012 Grants of Plan-based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark S. McAndrew	Options	2/22/12									160,000	48.72	2,670,400
	Performance Shares	2/22/12				15,000	30,000	60,000					1,461,600
	Annual Cash		825,000	1,650,000	3,374,00
Gary L. Coleman	Options	1/23/12									65,000	45.49	1,006,200
	Performance Shares	2/21/12				12,500	25,000	50,000					1,227,250
	Annual Cash		414,500	829,000	1,151,000
Larry M. Hutchison	Options	1/23/12									65,000	45.49	1,006,200
	Performance Shares	2/21/12				12,500	25,000	50,000					1,227,250
	Annual Cash		414,500	829,000	1,151,000
Frank M. Svoboda	Options	1/23/12									33,000	45.49	510,840
	Restricted Stock	1/23/12							1,500	(3)			68,235

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vern D. Herbel	Options	1/23/12									50,000	45.49	774,000
	Restricted Stock	1/23/12							7,000	(3)			318,430
	Restricted Stock	2/21/12							2,000	(3)			98,180
	Annual Cash		190,000	380,000	528,000
Roger C. Smith	Options	1/23/12									60,000	45.49	928,800
	Restricted Stock	1/23/12							10,000	(3)			454,900
	Restricted Stock	2/21/12							4,000	(3)			196,360
	Annual Cash		196,000	392,000	544,000
Charles F. Hudson	Options	1/23/12									48,000	45.49	743,040
	Restricted Stock	1/23/12							5,000	(3)			227,450
	Restricted Stock	2/21/12							1,500	(3)			73,635

(1)	Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s Section 162(m) Plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described on pages and . On January 24, 2013, the Compensation Committee certified attainment of the bonus objectives for Messrs. Herbel and Smith who were paid the bonuses shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 27, 2013, the independent members of the Board approved the payment of the bonus as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to Messrs. McAndrew, Coleman and Hutchison based upon receipt of the Compensation Committee’s January 24, 2013 certification of attainment of their bonus objectives.
(2)	Performance shares awarded February 21, 2012 and February 22, 2012 pursuant to the Company’s 2011 Plan and to be issued following completion of the three year performance period commencing January 1, 2012 and ending December 31, 2014 upon attainment of specified targets for cumulative earnings per share, underwriting income and average return on equity for the performance period.
(3)	Restricted shares awarded January 23, 2012 and February 21, 2012 pursuant to the Company’s 2011 Plan vest 20% per year over a five-year period commencing on the first anniversary of the award date, based upon continued employment. If the executive dies or retires at or after age 65 (a normal retirement), any remaining unvested restricted stock vests in full as of the date of death or retirement. If the executive retires at or after age 60, any remaining unvested restricted stock vests pursuant to the schedule set forth below as of the date of retirement and the balance of the shares are forfeited.

Age on Retirement Date	Percentage of Unvested Restricted Stock which Vests
60	10%
61	20%
62	40%
63	60%
64	80%
65	100%

Dividends are paid on both vested and unvested shares at the same rate as that received by all Company common stockholders.
(4)	Non-qualified stock options granted January 23, 2012 and February 22, 2012 have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the Compensation Committee. Such options vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.
(5)	The values included in this column represent the grant date fair value of restricted stock and option awards computed in accordance with ASC 718. For restricted stock, this involves the use of NYSE market closing price on the grant date of the stock. The assumptions utilized for options are set out in Footnote 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End 2012

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark S. McAndrew[1]	2/22/12		160,000	[2]		48.7200	2/22/19
	4/28/11		180,000	[2]		44.3867	4/28/18
	2/25/10	90,000	90,000	[2]		30.8734	2/25/17
	2/26/09	12,505				15.6667	2/26/16
	2/26/08	179,999				41.7867	2/26/15
	4/26/07	156,000				45.4534	4/26/14
	12/13/04	90,000				37.4934	12/15/14
	12/11/03	71,250				29.9267	12/13/13
								2/22/12					60,000	[8]	1,550,100	[5]
								4/28/11	21,600	[4]	1,116,072	[5]
								2/25/10	16,200	[4]	837,054	[5]
								2/26/09	10,800	[4]	558,036	[5]
								2/26/08	4,500	[4]	232,515	[5]

Gary L. Coleman	1/23/12		65,000	[2]		45.4900	1/23/19
	4/28/11		75,000	[2]		44.3867	4/28/18
	2/25/10	37,500	37,500	[2]		30.8734	2/25/17
	2/26/08	75,000				41.7867	2/26/15
	1/19/07	37,500				43.0600	1/19/14
	12/13/04	82,500				37.4934	12/15/14
								2/21/12					50,000	[8]	1,291,750	[5]
								4/28/11	39,600	[3]	2,046,132	[5]
								2/25/10	7,200	[4]	372,024	[5]
								2/26/09	4,800	[4]	248,016	[5]
								2/26/08	1,800	[4]	93,006	[5]

Larry M. Hutchison	1/23/12		65,000	[2]		45.4900	1/23/19
	4/28/11		75,000	[2]		44.3867	4/28/18
	2/25/10	37,500	37,500	[2]		30.8734	2/25/17
	2/26/08	75,000				41.7867	2/26/15
	1/19/07	37,500				43.0600	1/19/14
	12/13/04	82,500				37.4934	12/15/14
								2/21/12 4/28/11	39,600	[3]	2,046,132	[5]	50,000	[8]	1,291,750	[5]
								2/25/10	7,200	[4]	372,024	[5]
								2/26/09	4,800	[4]	248,016	[5]
								2/26/08	1,800	[4]	93,006	[5]

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank M. Svoboda	1/23/12		33,000	[2]		45.4900	1/23/19
	4/28/11		37,500	[2]		46.3867	4/28/18
	2/25/10	18,750	18,750	[2]		30.8734	2/25/17
	2/26/09	37,500				15.6667	2/26/16
	2/26/08	27,000				41.7867	2/26/15
	1/19/07	12,750				43.0600	1/19/14
	12/13/04	9,000				37.4934	12/15/14
								1/23/12	1,500	[4]	77,505
Vern D. Herbel	1/23/12		50,000	[2]		45.4900	1/23/19
	4/28/11		67,500	[2]		44.3867	4/28/18
	2/25/10	33,750	33,750	[2]		30.8734	2/25/17
	2/26/09	67,500				15.6667	2/26/16
	2/26/08	66,000				41.7867	2/26/15
	1/19/07	30,000				43.0600	1/19/14
	12/13/04	45,000				37.4934	12/10/14
								2/12/12	2,000	[4]	103,340	[5]
								1/23/12	7,000	[4]	361,690	[5]
								4/28/11	7,200	[4]	372,024	[5]
								2/25/10	5,400	[4]	279,018	[5]
								2/26/09	3,600	[4]	186,012	[5]
								2/26/08	1,500	[4]	77,505	[5]
Roger C. Smith[6]	1/23/12		60,000	[2]		45.4900	1/23/19
	4/28/11		75,000	[2]		44.3867	4/28/18
	2/25/10	35,189	35,960	[7]		30.8734	2/25/17
	2/26/09	44,452				15.6667	2/26/16
	2/26/08	27,865				41.7867	2/26/15
	1/19/07	11,250				43.0600	1/19/14
	12/12/06	11,250				42.4667	12/12/13
	12/13/04	30,000				37.4934	12/15/14
								2/21/12	4,000	[4]	206,680
								1/23/12	10,000	[4]	516,700
								4/28/11	8,400	[4]	434,028	[5]
								2/25/10	6,750	[4]	348,773	[5]
								2/26/09	3,000	[4]	155,010	[5]
								2/26/08	1,050	[4]	54,254	[5]

Charles F. Hudson	1/23/12		48,000	[2]		45.4900	1/23/19
	4/28/11		60,000	[2]		44.3867	4/28/18
	2/25/10	26,250	26,250	[2]		30.8734	2/25/17
	2/26/09	26,250				15.6667	2/26/16
	2/26/08	49,500				41.7867	2/26/15
	12/13/04	30,000				37.4934	12/15/14
								2/21/12	1,500	[4]	77,505
								1/23/12	5,000	[4]	258,350
								4/28/11	4,800	[4]	248,016
								2/25/10	3,600	[4]	186,012
								2/26/09	2,400	[4]	124,008
								2/26/08	900	[4]	46,503

[1]

As a result of a 2009 divorce decree and accompanying qualified domestic relations orders, Mr. McAndrew reports at December 31, 2012 a total of 245,915 unexercised exercisable options and 1,012 unvested restricted shares forfeited in 2009 to his former spouse, which he continues to hold as constructive trustee on her behalf until the options are exercised and the restricted shares vest. He held 783,839 unexercised options (443,839 exercisable and 340,000 unexercisable) and 52,087 unvested restricted shares at fiscal year-end 2012 for his personal account.

[2]	Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven year term.
[3]

30,000 of these restricted shares vest 100% on fifth anniversary of grant date and 9,600 of these restricted shares vest at the rate of 20% per year over a five-year period commencing on the first anniversary of the grant date.

[4]	Restricted stock vests at the rate of 20% per year over a five-year period commencing on the first anniversary of grant date.
[5]	Calculated using 2012 year-end closing market price of $51.67 per share.
[6]

As a result of a 2010 divorce decree and accompanying qualified domestic relations order, Mr. Smith reports at December 31, 2012, a total of 874 unvested restricted shares forfeited in 2010 to his former spouse, which shares he continues to hold as constructive trustee on her behalf until the restricted shares vest. He held a total of 32,325 unvested restricted shares at fiscal year-end 2012 for his personal account.

[7]	Pursuant to 2010 divorce decree, 35,189 shares of these vested 2/25/2012 and 35,960 shares of these vest 2/25/2013.
[8]

Performance shares issued following the completion of a three year performance period commencing January 1, 2012 and ending December 31, 2014, if at all, based upon the degree of satisfaction of three performance criteria. Shares shown reflect potential target award.

Option Exercises and Stock Vested

During Fiscal Year Ended December 31, 2012

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)(3)
Mark S. McAndrew	727,015	(4)(8)	13,654,635	(5)	23,700	1,157,676
Gary L. Coleman	273,000	(6)	5,885,075		9,000	439,896
Larry M. Hutchison	273,000	(7)	5,879,030		9,000	439,896
Frank M. Svoboda	27,750	(9)	271,386		0	0
Vern D. Herbel	116,250		1,760,705		6,900	337,242
Roger C. Smith	41,363		549,671		6,900	337,329
Charles F. Hudson	45,000		396,562		4,500	219,948

[1]

“Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share, multiplied by the number of shares underlying each option exercised.

[2]

“Value Realized on Vesting” represents the value of restricted shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.

[3]	Vesting Dates for Shares of Restricted Stock:

Executive	Feb. 25, 2012		Feb. 26, 2012		Apr. 26, 2012	Apr. 28, 2012
M. McAndrew	5,400 shares		9,900 shares	(a)	3,000 shares(b)	5,400 shares
G. Coleman	2,400 shares		4,200 shares			2,400 shares
L. Hutchison	2,400 shares		4,200 shares			2,400 shares
V. Herbel	1,800 shares		3,300 shares			1,800 shares
R. Smith	2,250 shares	(c)	2,550 shares	(d)		2,100 shares
C. Hudson	1,200 shares		2,100 shares			1,200 shares

(a) 1,039 shares transferred to former spouse on vesting.

(b) 645 shares transferred to former spouse on vesting.

(c) 140 shares transferred to former spouse on vesting.

(d) 607 shares transferred to former spouse on vesting.

[4]	Includes 262,886 shares as constructive trustee for the benefit of former spouse pursuant to divorce decree and qualified domestic relations orders.
[5]	Includes $3,481,469 as constructive trustee for the benefit of former spouse pursuant to divorce decree and qualified domestic relations orders.
[6]	Executive retained 40,087 shares in “modified cashless” option exercises.
[7]	Executive retained 35,689 shares in “modified cashless” option exercises.
[8]	Executive retained 50,000 shares in a “modified cashless” option exercise.
[9]	Executive retained 1,550 shares in a “modified cashless” option exercise.

Pension Benefits at December 31, 2012

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under the Torchmark Corporation Pension Plan and the Torchmark Corporation Supplemental Executive Retirement Plan (effective January 1, 2007) (the SERP) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mark S. McAndrew	Torchmark Corporation Pension Plan	33	1,005,590	0
	Torchmark Corporation Supplemental Executive Retirement Plan	33	5,174,776	0
Gary L. Coleman	Torchmark Corporation Pension Plan	31	1,457,516	0
	Torchmark Corporation Supplemental Executive Retirement Plan	31	4,996,508	0
Larry M. Hutchison	Torchmark Corporation Pension Plan	27	1,275,884	0
	Torchmark Corporation Supplemental Executive Retirement Plan	27	4,304,532	0
Frank M. Svoboda	Torchmark Corporation Pension Plan	10	431,176
	Torchmark Corporation Supplemental Executive Retirement Plan	10	325,543
Vern D. Herbel	Torchmark Corporation Pension Plan	26	1,036,825	0
	Torchmark Corporation Supplemental Executive Retirement Plan	26	2,616,866	0

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Roger C. Smith	Torchmark Corporation Pension Plan	13	555,061	0
	Torchmark Corporation Supplemental Executive Retirement Plan	13	1,915,291	0
Charles F. Hudson	Torchmark Corporation Pension Plan	29	1,152,196	0
	Torchmark Corporation Supplemental Executive Retirement Plan	29	1,874,712	0

(1)	Present value of accumulated benefits is calculated using the December 31, 2012 FAS 87 disclosure assumptions as follows: (a) discount rate of 4.18%; (b) Optional Combined Tables for males and females based on the RP-2000 Mortality Tables projected with Scale AA as published by the Internal Revenue Service (IRS) on February 26, 2007; (c) the calculated present value at age 65 is discounted with interest only to the current age and (d) no pre-retirement mortality or termination assumed prior to age 65.

The Torchmark Corporation Pension Plan (the Pension Plan) is a non-contributory pension plan which covers all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the former Torchmark Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the ten years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.

If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he retires at age 55, the participant will be entitled to 50% of the accrued benefits. Of the named executive officers, Messrs. McAndrew, Coleman, Hutchison, Herbel, Roger Smith and Hudson are eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.

Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2012, $200,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2012, $250,000), not on actual final average earnings of the participant. Accordingly, the Company maintained the non-qualified Torchmark Supplementary Retirement Plan, under which vested benefits were frozen in 1994 and no further benefits accrued, to provide the excess annual retirement benefits which could not be paid under the applicable pension plan because of these legal restrictions. Of the NEOs, Messrs. McAndrew, Coleman, Hutchison and Hudson had a vested benefit under the frozen Supplementary Retirement Plan, which was waived based upon their participation in a new SERP established in 2007, as discussed below.

After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a supplemental executive retirement plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the former Torchmark Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. No benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 27 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 21, 2012.

Potential Payments upon Termination or Change-in-Control

The Company and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs (1) upon termination of their employment in connection with stock options issued to them under the Company’s various incentive plans, (2) upon termination of employment in connection with restricted stock issued to them under the 2011 Plan and the 2007 Plan, (3) upon termination of employment in connection with performance shares awarded to them under the 2011 Plan; (4) at age 65 in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement, and (5) upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP. Additionally, in the case of a change in control of the Company, the stock options, restricted stock and performance shares held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result.

For purposes of the following disclosures, the assumptions used in making the calculations are: (1) the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2012; (2) the per share price of Company stock is $51.67, which was the closing price of the stock on December 31, 2012; (3) the ages of the NEOs as of December 31, 2012 were Mark McAndrew (age 59), Gary Coleman (age 59), Larry Hutchison (age 58), Frank Svoboda (age 51), Vern Herbel (age 55), Roger Smith (age 60) and Charles Hudson (age 56); and (4) the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

Currently outstanding Company stock options provide that the options may be exercised for a period of time after termination of employment that varies with the circumstances of the termination:

(1)	on a voluntary termination—one month after termination of employment or the expiration of the stated term of the option, whichever is shorter;
(2)	on an involuntary termination without cause—three months after termination of employment or the expiration of the stated term of the option, whichever is shorter;
(3)	on an early retirement (defined to be at or after age 55)—three years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(4)	on retirement at or after age 60 (only for options granted on and after December 13, 2005)—five years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(5)	on a normal retirement (defined to be at or after age 65)—the remaining balance of the term of the option, and all options remaining unvested upon the exercise of the option vest in full on the retirement date;

(6)	on disability—the remaining balance of the term of the option, and all options remaining unvested immediately vest in full; and
(7)	on death—the remaining balance of the term of the option or one year from the date of death, whichever is longer, and all options remaining unvested at the date of death immediately vest in full.

If employment is terminated for cause, there is no post-termination exercise as all outstanding options are forfeited to the Company. “Cause” is defined by the 2011, 2007 and 2005 Plans as a reason for a plan participant’s termination of employment as that term may be defined in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no employment, severance or similar agreement and if the grant agreement does not define that term (which is the case for all awards currently outstanding under the 2011, 2007 and 2005 Plans), “cause” is defined as any of the following acts by the plan participant, as determined by the Compensation Committee or the Board of Directors: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. “Cause” is defined by the Torchmark Corporation 1998 Stock Incentive Plan (1998 Plan) as a plan participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any subsidiary.

The table below sets out values for outstanding “in the money” stock options that would have been realized by the NEOs as of December 31, 2012 in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Mark S. McAndrew	Early Retirement — $11,550,481
Disability — $11,550,481
Death — $11,550,481

Gary L. Coleman	Early Retirement — $4,741,385
Disability — $4,741,385
Death — $4,741,385

Larry M. Hutchison	Early Retirement — $4,741,385
Disability — $4,741,385
Death — $4,741,385

Frank M. Svoboda	Voluntary termination — $2,244,276
Involuntary termination without Cause — $2,634,213
Disability — $3,111,276
Death — $3,111,276

Vern D. Herbel	Early Retirement — $6,183,161
Disability — $6,183,161
Death — $6,183,161

Roger C. Smith	Early Retirement — $4,898,198
Disability — $4,898,198
Death — $4,898,198

Charles F. Hudson	Early Retirement — $3,685,067
Disability — $3,685,067
Death — $3,685,067

Restricted Stock and Termination of Employment

The Company’s currently outstanding restricted stock awards provide that if the executive’s employment with the Company or one of its subsidiaries terminates during the restriction period because of death or because of retirement at or after age 65, all then remaining unvested restricted shares vest in full on the date of death or retirement. If the executive’s employment terminates by reason of retirement at or after age 60, 75% of any then remaining unvested restricted stock which was originally awarded in 2006, 2008 and 2009 vests in full on the date of retirement. Certain restricted stock awarded in 2012 to Messrs. Svoboda, Herbel, Roger Smith and Hudson and in 2011 to Messrs. McAndrew, Coleman, Hutchison, Herbel, Hudson and Roger Smith provides that if their employment terminates by reason of retirement at or after age 60 any then remaining unvested restricted stock vests in designated percentages based upon age at retirement (Age 60 10%, Age 61 20%, Age 62 40%, Age 63 60%, Age 64 80% and Age 65 100%). Certain restricted stock awarded in 2011 to Messrs. Coleman and Hutchison does not provide for any vesting based upon employment termination by retirement prior to age 65. Based upon an assumed employment termination date of December 31, 2012, the only value to be shown below for Messrs. McAndrew, Coleman, Hutchison, Svoboda Herbel and Hudson is termination by death and for Roger Smith is termination by early retirement and termination by death.

Termination by Early Retirement
Roger C. Smith	$307,566
Termination by Death
Mark S. McAndrew	$2,743,677
Gary L. Coleman	$2,759,178
Larry M. Hutchison	$2,759,178
Frank M. Svoboda	$77,505
Vern D. Herbel	$1,379,589
Roger C. Smith	$1,715,444
Charles F. Hudson	$940,394

Performance Shares and Termination of Employment

The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Certain of the performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’ early retirement based upon age at early retirement (Age 60 10% of target award, Age 61 20% of target award, Age 62 40% of target award, Age 63 60% of target award and Age 64 80% of target award). Based upon an assumed employment termination date of December 31, 2012, the only value to be shown for below for Messrs. McAndrew, Coleman and Hutchison is termination by death or disability.

Termination by Death or Disability
Mark S. McAndrew	$1,550,100
Gary L. Coleman	$1,291,750
Larry M. Hutchison	$1,291,750

Retirement Life Insurance Agreements

The Company will provide a life insurance benefit to each of the NEOs during their respective lifetimes, effective upon the later of his or her 65th birthday or his or her retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his or her final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1,995,000.

Employee’s Age Nearest Birthday at date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%

Based upon an assumed retirement date of December 31, 2012, Mr. McAndrew would have $1,995,000 of life insurance coverage under his Retirement Life Insurance Agreement; Mr. Coleman would have $1,995,000 of life insurance coverage under his Retirement Life Insurance Agreement; Mr. Hutchison would have $1,995,000 of life insurance coverage under his Retirement Life Insurance Agreement; Mr. Herbel would have $1,310,600 of life insurance coverage under his Retirement Life Insurance Agreement; Mr. Roger Smith would have $1,570,000 of life insurance coverage under his Retirement Life Insurance Agreement; and Mr. Hudson would have $961,000 life insurance coverage under his Retirement Life Insurance Agreement. Each of them would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Mr. Svoboda is not covered by a Retirement Life Insurance Agreement.

SERP

The Torchmark Corporation Supplemental Executive Retirement Plan became effective January 1, 2007. No benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. Assuming the NEOs retired on December 31, 2012, since Messrs. McAndrew, Hutchison, Coleman, Herbel, Roger Smith and Hudson were at least age 55 on that date, they would be entitled to receive benefits under the SERP. Mr. Svoboda, who was not age 55 on December 31, 2012, was not eligible to retire and would have no benefit. The annual benefits payable as of December 31, 2012 for these individuals are as follows:

Mark S. McAndrew	$399,317
Gary L. Coleman	$377,272
Larry M. Hutchison	$258,152
Vern D. Herbel	$2,826
Roger C. Smith	$186,730
Charles F. Hudson	$32,617

Change-in-Control—Stock Options and Restricted Stock

The 2011 and 2007 Plans provide that (1) in case of a change in control where the new controlling person does not assume or equitably substitute stock options, restricted stock or performance shares, all outstanding options become fully exercisable, all time-based restricted stock vests and 100% of the target awards of performance shares are deemed earned and are paid out on a pro rata basis based upon the length of time within the performance period prior to the change in control and (2) in the case of a change in control where the new controlling person assumes or equitably substitutes stock options, restricted stock or performance shares, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change in control, all outstanding options are fully exercisable, time-based restricted stock vests and 100% of the target awards of performance shares are deemed earned and are paid out on a pro rata basis based upon the length of time within the performance period prior to the date of termination.

The 2005 Plan provides that if a participant’s employment is terminated without cause or the participant resigns for good reason within one year after the effective date of a change in control, all outstanding options and unvested restricted stock issued under the plan become fully exercisable.

For purposes of the 2011 Plan, the 2007 Plan and the 2005 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 25% or more of the Company’s voting securities, but not including:

–	an acquisition by a person who on the plan’s effective date (April 28, 2011 for the 2011 Plan, April 26, 2007 for the 2007 Plan and April 28, 2005 for the 2005 Plan) was the beneficial owner of 25% or more the Company’s voting securities;

–	an acquisition of securities by or from the Company;

–	an acquisition of securities by a Company employee benefit plan; or

–	an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.

(ii)	Individuals serving on the Company’s Board on the plan’s effective date (April 28, 2011 for the 2011 Plan, April 26, 2007 for the 2007 Plan and April 28, 2005 for the 2005 Plan) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).

(iii)	A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:

–	all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction; and

–	no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction, and

–	a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.

(iv)	The Company’s shareholders approve a complete liquidation or dissolution of the Company.

The 1998 Plan, under which named executives hold certain options, provides that on a change of control any stock options awarded under that plan which were not previously exercisable and vested become fully exercisable and vested. The value of all outstanding options under the 1998 Plan will be settled on the basis of the change of control price (defined as the highest price per share paid in any NYSE composite tape transaction at any time during the preceding 60 day period) as of the date the change of control occurs, in cash or in stock as determined in the discretion of the Compensation Committee.

For purposes of the 1998 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 20% or more of the Company’s voting securities (other than an acquisition by the Company or one its subsidiaries or employee benefit plans).

(ii)	The occurrence of a transaction or event relating to the Company that is required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act.

(iii)	When, during any two-year period, the members of the Company’s Board at the beginning of the period cease to constitute at least a majority of the Board (other than due to the death of a director), unless a director is elected or recommended by at least two-thirds of the directors at the beginning of the period.

(iv)	An acquisition of the Company by a third party, by merger, purchase of assets or otherwise, requiring stockholder approval.

Assuming that the change in control occurred on December 31, 2012, NEOs would have the following intrinsic option values under the 2011, 2007, 2005 and 1998 Plans:

Mark S. McAndrew	$11,550,481
Gary L. Coleman	$4,741,385
Larry M. Hutchison	$4,741,385
Frank M. Svoboda	$3,111,276
Vern D. Herbel	$6,183,161
Roger C. Smith	$4,898,198
Charles F. Hudson	$3,685,067

Assuming that the change in control occurred on December 31, 2012, the NEOs would have the values shown below for their unvested restricted stock granted under the 2011, 2007 and 2005 Plans:

Mark S. McAndrew	$2,743,677
Gary L. Coleman	$2,759,178
Larry M. Hutchison	$2,759,178
Frank M. Svoboda	$77,505
Vern D. Herbel	$1,379,589
Roger C. Smith	$1,715,444
Charles F. Hudson	$940,394

Assuming the change in control occurred on December 31, 2012, NEOs would have the values shown below for their unvested performance shares awarded under the 2011 Plan:

Mark S. McAndrew	$1,550,100
Gary L. Coleman	$1,291,750
Larry M. Hutchison	$1,291,750

2012 Director Compensation

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Charles E. Adair	115,000	85,031	0	0	0	0	200,031
David L. Boren	87,500	85,031	0	0	0	0	172,531
Jane M. Buchan	12,500	170,017	0	0	0	0	185,517
Robert W. Ingram	96,250	85,031	0	0	0	0	181,281
Lloyd W. Newton	97,500	85,031	0	0	0	0	182,531
Sam R. Perry	87,500	85,031	0	0	0	0	172,531
Darren M. Rebelez	96,250	85,031	0	0	0	0	181,281
Lamar C. Smith	87,500	85,031	0	0	0	0	172,531
Paul J. Zucconi	112,500	85,031	0	0	0	0	197,531

[1]

The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 1,944 shares of restricted stock awarded to Messrs. Adair, Boren, Perry, Rebelez and Lamar Smith; 1,944 restricted stock units (RSUs) awarded to each of Messrs. Ingram, Newton, and Zucconi and 3,887 restricted stock units awarded to Ms. Buchan, all awarded on January 3, 2012.

[2]	Aggregate outstanding option awards at fiscal year end 2012:

Director	No. of Options
Charles E. Adair	51,163
David L. Boren	0
Jane M. Buchan	36,000
Robert W. Ingram	18,000
Lloyd W. Newton	0
Sam R. Perry	45,000
Darren M. Rebelez	9,000
Lamar C. Smith	58,819
Paul J. Zucconi	36,000

Payments to Directors

In 2012, non-employee directors of the Company were compensated on the following basis:

(1) Cash Compensation—(a) Directors will be paid $85,000 ($90,000 effective July 1, 2012, prorated for 2012) of their annual retainer in cash in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2011 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that sub-plan of the 2011 Plan; (b) The Lead Director receives an additional $25,000 ($30,000 effective July 1, 2012, prorated for 2012) annual retainer in cash, payable in quarterly installments; (c) Annual Board committee chair retainers, payable in quarterly installments in cash, are $20,000 ($22,500 effective July 1, 2012, prorated for 2012) for the Audit Committee Chair and $10,000 for each of the Chairs of the Compensation Committee and the Governance and Nominating Committee; and (d) All members of the Audit Committee (including the Chair) receive an additional annual Audit Committee Member Retainer of $7,500 ($10,000 effective July 1, 2012, prorated for 2012), payable quarterly; and

(2) Equity Compensation—Directors are paid $85,000 ($100,000 effective January 1, 2013) of their annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date. If no timely election is made, the non-employee director receives his or her annual equity compensation in the form of $85,000 ($100,000 effective January 1, 2013) of market value stock options awarded on the first NYSE trading day of each year.

Non-employee directors do not receive meeting fees or fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses if they do not live in the area where a meeting is held.

Pursuant to the non-employee director sub-plan of the 2011 Plan, newly elected non-employee directors will receive upon the date of their initial election to the Board $85,000 ($100,000 effective January 1, 2013) of restricted stock, valued at the market closing price of Company common stock on that date.

Non-employee directors receive very limited perquisites and other personal benefits, which may include holiday gifts, personal use of Company aircraft and costs associated with spouses’ travel to Board meetings. In 2012, no non-employee director received perquisites with an aggregate incremental cost to the Company in excess of $10,000 or any other personal benefits.

Non-employee directors may currently elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2011 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months as elected by the director with payments commencing on the earliest of (a) December 31 of the fifth year after the year for which the deferral was made, (b) the first business day of the fourth month after the director’s death or (c) the director’s termination as a non-employee director of the Company or any of its subsidiaries for a reason other than death. No non-employee director chose to defer any compensation pursuant to these provisions in 2012.

Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.

Related Party Transaction Policy and Transactions

On October 25, 2006, the Board adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (1) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (2) the transaction involves compensation approved by the Compensation Committee of the Board. A “Related Party” is a person deemed to be a senior officer (including executive vice presidents of the Company, Section 16 reporting officers of the Company and the presidents/chief executive officers of principal subsidiaries) or director of the Company, a 5% shareholder of the Company (or such shareholder’s controlled affiliates), an immediate family member of a senior officer or a director, and an entity which is controlled by someone listed above or in which such listed person has a substantial ownership or controlling interest. A “Related Party Transaction” is a transaction between the Company and any Related Party (including transactions requiring disclosure under Item 404 of Regulation S-K) other than transactions available to all employees generally or transactions involving less than $5,000 when aggregated with all similar transactions.

At each calendar year’s first regularly scheduled Board meeting, management recommends Related Party Transactions, if any, to be entered into by the Company for that year, including the proposed aggregate value of such transactions, if applicable. The disinterested directors approve or disapprove of the transactions. At each subsequently scheduled meeting, management will update the disinterested directors regarding any proposed material changes to the transactions. If management recommends any additional Related Party Transactions subsequent to the first meeting of a calendar year, these transactions are submitted to the disinterested directors.

In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated 5% shareholder) must obtain the consent of the Board.

At their February 22, 2012 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transactions Policy for 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the

Company and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all required Section 16(a) filings applicable to its executive officers, directors, and greater than ten percent beneficial owners were timely and correctly made except:

(1) One late Form 4 filing was made by each of Jane Buchan (one modified cashless option exercise) Lloyd Newton (one open market purchase), Roger Smith (one cashless option exercise), and Danny Almond (one open market sale);

(2) One late Form 5 filing reporting shares acquired in 2010 in the Company’s dividend reinvestment plan and certain additional shares acquired in the dividend reinvestment plan as a result of the 2011 3-for-2 stock dividend was made by Darren Rebelez; and

(3) Amended Form 4 filings were made for omitted dividend reinvestment plan shares by Frank Svoboda (one form); to correct date errors in timely original filings by Mark McAndrew (one form), Jane Buchan (one form), Lloyd Newton (one form), Gary Coleman (one form), Larry Hutchison (two forms) and Charles Hudson (one form); and to correct calculation errors in share balances by Charles Adair (one form), Robert Ingram (two forms), Sam Perry (one form), Lloyd Newton (one form), Darren Rebelez (one form), Paul Zucconi (one form), Anthony McWhorter (one form), and Danny Almond (two forms).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is currently comprised of three directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Paul J. Zucconi, who currently serves as Committee Chairman; Robert W. Ingram, and Darren M. Rebelez. All members of the Audit Committee, who served at any time during 2012, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. In October 2003, the Board, after review and deliberation, determined that Paul J. Zucconi is the audit committee financial expert serving on the audit committee in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5) and formally reaffirmed the same on February 27, 2013.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2012 with Company management and Deloitte & Touche LLP (Deloitte), the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by auditing standards generally accepted in the United States of America, including PCAOB Auditing Standard No.16, Communications with Audit Committees (as may be modified or amended).

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Paul J. Zucconi, Chairman

Robert W. Ingram

Darren M. Rebelez

February 26, 2013

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2012 and 2011 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2012	2011
Audit Fees(a)	$3,145,423	$2,846,555
Audit Related Fees(b)	20,772	9,500

Tax Fees(c)	0	37,860

All Other Fees(d)	0	614,637

Total Fees	$3,166,195	$3,508,552

(a)	Fees for audit services billed in 2012 and 2011 consisted of:

(i)	Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
(ii)	Review of the Company’s quarterly financial statements; and
(iii)	Services related to Securities and Exchange Commission filings and regulatory matters.

(b)	Fees for assistance with Insurance Department examinations.

(c)	Fees for tax services provided in 2011 consisted primarily of fees for assistance with tax audits and compliance on foreign operations.

(d)	Fees for assistance in strategic planning and actuarial review services.

Pre-approval Policy for Accounting Fees

All audit and non-audit services performed by Deloitte in 2012 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 and April 27, 2011 meetings. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of the specific service.

A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly scheduled meeting. The Chief Financial Officer or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000 after obtaining approval of the Chairman of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s last meeting, a list of any de minimus services approved by the Chief Financial Officer and the Audit Committee Chairman and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.

MISCELLANEOUS INFORMATION

Proposals of Stockholders

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 2014 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Company by the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 19, 2013. If a stockholder proposal is submitted outside the proposal process mandated by this Securities and Exchange Commission rule, and is submitted instead under the Company’s advance notice By-Law provision (Article II, Section 10 of the By-Laws), the proposal must be received by the Corporate Secretary of the Company at Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 27, 2013 nor later than February 10, 2014, together with the necessary supporting documentation required under that By-Law provision.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Georgeson, Inc. to assist with the solicitation of proxies for a fee not to exceed $7,750 plus reimbursement for out-of-pocket expenses.

The Annual Report of the Company for 2012, which accompanies this proxy statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2012 and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to Investor Relations Department of Torchmark Corporation at 3700 South Stonebridge Drive, McKinney, Texas 75071.

By Order of the Board of Directors

Carol A. McCoy

Vice President, Associate Counsel & Secretary

March 18, 2013

APPENDIX A

TORCHMARK CORPORATION

2013 MANAGEMENT INCENTIVE PLAN

(Effective as of January 1, 2013)

1.	Purpose.

The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, motivate and reward qualified officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. The Plan is also designed to assure that amounts paid pursuant to the Plan to certain officers of the Company will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by Section 162(m).

2.	Definitions.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Affiliate” means (i) the Company or any Subsidiary, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Bonus Pool” shall mean the bonus pool established each year by the Committee from which Participants in the Plan may be paid bonuses. The total amount of the Bonus Pool for a given performance period is determined by taking a percentage of the Company’s pre-tax operating income for the performance period. Such percentage will be determined each year by the Committee and will not exceed 3.0%.

(d) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board:

(i) gross neglect of duty;

(ii) prolonged absence from duty without the consent of the Company;

(iii) intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company; or

(iv) willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(e) “Change in Control” means and includes the occurrence of any one of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by a Person who is on the Effective Date (as defined below) the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition;

(ii) Individuals who, as of the date that this Plan is approved by the stockholders of the Company (the “Effective Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder and any written interpretations issued by the Internal Revenue Service thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).

(h) “Company” shall mean Torchmark Corporation, a Delaware corporation.

(i) “Covered Employee” shall have the meaning set forth in Section 162(m).

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.

(k) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall mean the occurrence of any of the following, without the express written consent of the Participant, after the occurrence of a Change in Control:

(i)(A) the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant’s position, authority or responsibilities immediately prior to the date of the Change in Control, or (B) any other material adverse change in such position, including authority or responsibilities;

(ii) any failure by the surviving entity in the Change in Control to comply with any of the provisions of this Plan, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Participant;

(iii) the Company’s requiring the Participant to be based, or to perform a substantial portion of his or her duties with the Company, at any office or location more than 20 miles from that location at which he performed his or her services immediately prior to the date of the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities; or

(iv) any failure by the Company to obtain the assumption and agreement to perform this Plan by a successor as contemplated by Section 6(a).

(l) “Named Executive Officers” shall have the meaning set forth in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act.

(m) “Officer” shall mean any “officer” (as such term is defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under the Exchange Act) or Covered Employee.

(n) “Participant” shall mean each Officer or other key employee of the Company or a Subsidiary who is selected by the Committee to participate in the Plan.

(o) “Plan” shall mean the Torchmark Corporation 2013 Management Incentive Plan, as set forth herein and as may be amended from time to time.

(p) “Section 162(m)” shall mean Section 162(m) of the Code.

(q) “Section 409A” shall mean Section 409A of the Code.

(r) “Subsidiary(ies)” shall mean any entity of which the Company possesses directly or indirectly 50% or more of the total combined voting power of all classes of stock of such entity.

(s) “2 1/2 Month Period” shall mean as soon as practical after award amounts are no longer subject to a substantial risk of forfeiture, but in no event later than the period ending on the later of the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture (as defined in Section 409A) or the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; unless otherwise required by Section 409A, an amount shall be considered no longer subject to a substantial risk of forfeiture on the last day of the applicable calendar year for which a bonus is earned.

3.	Administration.

The Committee shall administer and interpret the Plan; provided, however, that in no event shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether and to what extent such performance objectives have been attained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such counsel, consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

4.	Bonuses.

(a) Establishment of Performance Criteria and Objectives. No later than 90 days after the commencement of each calendar year (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish in writing the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year, provided that the outcome is substantially uncertain at the time the objectives are established and no more than 25% of the measuring period of service has elapsed. Any such performance objectives shall be based upon the relative or comparative achievement of one or more of the following criteria, alone or in combination, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, department or function within the Company or a Subsidiary, as determined by the Committee: (i) for Officers of the Company and its Subsidiaries who are Named Executive Officers (including any Covered Employees), growth in net operating income per share, pre-tax operating income, return on equity, cash flow, premium or sales growth, stock performance, total shareholder return, expense efficiency ratio, revenue, economic value added, shareholder value added, expense ratio, loss ratio, profit margin, investment income, return on capital, and/or return on invested capital, or growth in insurance operating income, underwriting income and/or insurance premium, or (ii) for any other Participants in the Plan, such other criteria as may be determined by the Committee.

(b) Establishment of Threshold, Target and Maximum Bonus Amounts. At the time that the Committee selects the performance criteria and establishes the performance objectives under the Plan for a particular year, it shall also establish in writing the threshold, target and maximum bonus amounts for each Participant with respect to such year. The Committee also shall describe in writing the method for computing whether all, some portion but less than all, or none of the bonus amount for a Participant has been earned for such year based on the degree to which the performance objectives are satisfied. The threshold, target and maximum bonus amounts will be communicated to each Participant during the first quarter of the performance period.

(c) Maximum Bonus Amount Payable. Notwithstanding anything else contained in Section 4 to the contrary, (i) a principal executive officer of the Company may be paid a bonus for any calendar year not to exceed 30% of the amount of the Bonus Pool for that year and (ii) each of the other Covered Employees who are Participants in the Plan may be paid a bonus for any calendar year not to exceed 10% of the amount of the Bonus Pool for that year; provided that, in the event that the maximum total amount of bonuses payable to all of the Covered Employees in any calendar year under clauses (i) and (ii) of this Section 4(c) would exceed 100% of the amount of the Bonus Pool in that year based on the number of Covered Employees participating in the Plan in that year, then the maximum bonus amount payable to each Covered Employee for that year shall be reduced pro rata among all of such Covered Employees such that the maximum total amount of bonuses payable to the Covered

Employees under the Plan in that year shall equal 100% of the amount of the Bonus Pool for that year. Furthermore, notwithstanding anything else contained in Section 4 to the contrary, the maximum bonus amount payable to any Participant hereunder for any single calendar year shall be $8,000,000.

(d) Determination of Bonus Amounts. Following the end of each year, the Committee will determine the extent to which the performance objective or objectives for such Participant have been met and certify such determination in writing. Based on such determination, the Committee shall determine the amount of the bonus payable to such Participant for such year. Except as otherwise provided in Section 5(d), no bonus amount will be payable under the Plan to any Covered Employee relative to a performance objective if thresholds established by the Committee for such performance objective are not reached.

(e) Termination of Employment. Unless the Committee shall otherwise determine and except as otherwise set forth in Section 5(d), if a Participant voluntarily resigns employment or is terminated involuntarily prior to the last day of the calendar year for which a bonus is payable or prior to the date on which the bonus amounts are determined by the Committee for such calendar year, any bonus payable for such calendar year shall be forfeited. Unless the Committee shall otherwise determine and except as otherwise set forth in Section 5(d), if a Participant’s employment terminates for any other reason (including, without limitation, his or her death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is 365.

(f) Negative Discretion. Notwithstanding anything else contained in Section 4 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate (as long as such reduction or elimination with respect to a Participant does not result in an increase in the amount payable to another Participant) and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4.

(g) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under Section 4, based on individual performance or any other criteria that the Committee deems appropriate.

5.	Payment.

(a) Payment. Subject to Sections 5(b) and 5(c) below and except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(g), after the Committee determines the amount of any such bonus) but in no event later than the 2 1/2 Month Period. Any such payments shall be made, at the election of the Committee, in cash, in restricted stock (to the extent such restricted stock is available and permitted to be issued under any properly approved and adopted plan in conformance with applicable regulations), or partly in cash and partly in restricted stock, in such proportion as the Committee may choose in its sole discretion; provided that, with respect to any payments to be made in cash, the Participant may, subject to the approval of the Committee, elect to instead receive such payments in stock options, restricted stock and/or restricted stock units (to the extent such options, restricted stock and/or restricted stock units are available and permitted to be issued under any properly approved and adopted plan in conformance with applicable regulations); provided, however, that any election by a Participant to receive any payments hereunder other than in cash shall submitted to the Committee in writing no later than June 30 of the calendar year to which performance period relates and such election shall be irrevocable. In the event that any bonuses are paid in the form of stock options, restricted stock and/or restricted stock units, the terms of such stock options, restricted stock or restricted stock units, as the case may be, shall be set forth in the applicable plan and/or stock option agreement, restricted stock award agreement, restricted stock unit award agreement or other grant document.

(b) Deferral of Bonuses. Each Participant who is a management or highly compensated employee and who is entitled to participate in the Torchmark Corporation Restated Deferred Compensation Plan, as amended (the “Deferral Plan”), may elect to defer payment of any amounts payable hereunder in accordance with the Deferral Plan. To the extent that a Participant entitled to participate in the Deferral Plan elects to defer the payment of any amounts payable hereunder, the terms of the Deferral Plan shall apply to the payment of any such deferred amounts.

(c) Delay of Payment. Notwithstanding anything in the Plan to the contrary, the Committee may defer all or any portion of any payment of a bonus to be made hereunder beyond the 2 1/2 Month Period as allowed under Section 409A, including but not necessarily limited to, if the Committee reasonably anticipates that the Participant’s deduction with respect to such payment otherwise would not be permitted by application of Section 162(m), and, as of the date the legally binding right to the payment arose, a reasonable person would not have anticipated the application of Section 162(m) at the time of the payment, and provided further that the payment is made as soon as reasonably practicable following the first date on which the Committee anticipates or reasonably should anticipate that, if the payment were made on such date, the Participant’s deduction with respect to such payment would no longer be restricted due to the application of Section 162(m).

(d) Acceleration of Payout of Bonus Upon Termination of Employment Following a Change in Control. If (i) the Company or the surviving entity following the date of a Change in Control terminates a Participant’s employment other than for Cause or (ii) the Participant terminates his or her employment for Good Reason with the Company or the surviving entity following the date of a Change in Control, then the target payout opportunities attainable under such Participant’s bonus awards under this Plan that are outstanding as of the date of the Change in Control shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to the Participant within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A) based upon the length of time within the performance period that has elapsed prior to the date of termination.

(e) Clawback. Notwithstanding anything else contained in the Plan to the contrary, if the Company’s financial results are materially restated, the Committee may review the circumstances surrounding the restatement and determine whether and which Participants will be required to forfeit the right to receive any future payments under the Plan and/or repay to the Company any prior payments determined by the Committee to have been inappropriately received by the Participant. If the Company’s financial results are restated due to fraud or material non-compliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any Participant who the Committee determines participated in or is responsible for the fraud or noncompliance causing the need for the restatement forfeits the right to receive any future payments under the Plan and must repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results. Any repayments required under this Section 5(e) must be made by the Participant within ten (10) days following written demand from the Company.

6.	General Provisions.

(a) Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock or otherwise, by an agreement in form and substance satisfactory to the Participant, expressly to assume the Plan and agree to perform under the Plan in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

(b) Effectiveness of the Plan. Subject to the approval by the holders of the common stock of the Company at the 2013 Annual Meeting of Stockholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2013, and ending on or before December 31, 2017, unless the term hereof is extended by action of the Board. It is intended that this Plan supersede the Torchmark Corporation 2008 Management Incentive Plan for calendar years beginning January 1, 2013 and thereafter.

(c) Amendment and Termination. Notwithstanding Section 6(b), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however that, (i) except as set forth in (iii) below, no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year that has already commenced, (ii) no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m), and (iii) subject to (ii) above, at any time the Committee determines that the Plan or any award hereunder may be subject to Section 409A, the Committee shall have the right, in its sole discretion to amend the Plan as it may determine is necessary or desirable either for the Plan or awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the awards.

(d) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(e) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

(f) Interpretation. Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to pay a bonus without regard to the achievement of the relevant performance objectives) with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation under Section 162(m). It is intended that this Plan, as written and in operation, will be exempt from Section 409A; however, if payments are otherwise deemed “deferred compensation” under Section 409A, then payment will be made within the guidelines of Section 409A to the extent possible, and the specified payment date applicable to an award shall be within ninety (90) days of the date upon which the award is determined by the Committee to have been earned; provided however, that if the payments are deemed “deferred compensation” and a Participant is deemed to be a “specified employee” (within the meaning of Section 409A), then amounts payable under this Plan shall not be paid until the date that is six months after the date of the Participant’s separation from service (within the meaning of Section 409A), or the date on which such Participant dies, if earlier.

(g) No Limitation to Corporation Action. Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the eligible employees of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company and/or its Subsidiaries (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments; provided, however, that if the stockholders of the Company do not approve the Plan at the first annual meeting of stockholders following the adoption of the Plan, the Plan set forth herein shall not be implemented.

(h) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets, (ii) any corporation into which the Company may be merged or consolidated, or (iii) the extent required by Section 6(a) hereof. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(i) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

(j) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(k) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(l) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(m) Rule of Construction. Unless the context otherwise requires, any references to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Plan.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR the Election of Directors, Items 2, 3 and 4.

1. Election of directors:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	Charles E. Adair	☐	☐	☐	1.8	Mark S. McAndrew	☐	☐	☐

1.2	Marilyn A. Alexander	☐	☐	☐	1.9	Lloyd W. Newton	☐	☐	☐
ò Please fold here – Do not separate ò

1.3	David L. Boren	☐	☐	☐	1.10	Wesley D. Protheroe	☐	☐	☐

1.4	Jane M. Buchan	☐	☐	☐	1.11	Darren M. Rebelez	☐	☐	☐

1.5	Gary L. Coleman	☐	☐	☐	1.12	Lamar C. Smith	☐	☐	☐

1.6	Larry M. Hutchison	☐	☐	☐	1.13	Paul J. Zucconi	☐	☐	☐

1.7	Robert W. Ingram	☐	☐	☐

2. Ratification of Auditors.	☐ For	☐ Against	☐ Abstain

3. Approval of 2013 Management Incentive Plan.	☐ For	☐ Against	☐ Abstain

4. Advisory Approval of 2012 Executive Compensation.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TORCHMARK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 25, 2013

10:00 a.m. (CDT)

3700 South Stonebridge Drive

McKinney, Texas 75070

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders: The Proxy Statement and the 2012 Annual Report to Stockholders are available at: http://www.torchmarkcorp.com/annualreport.htm proxy

The undersigned hereby appoints Gary L. Coleman and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on the 25th day of April, 2013 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), Torchmark Corporation Savings and Investment Plan (TPP) and Liberty National Life Insurance Company 401(K) Plan (LNL 401K) will be voted in the manner specified and in the discretion of the persons named above or such agents or trustees on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.eproxy.com/tmk	1-800-560-1965	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 24, 2013.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 24, 2013.

Voting cutoff for phone, Internet and mail is 11:59 p.m. (CT) on April 22, 2013 for the TPP and LNL 401(K) plans.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.